UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                                  FORM 10-12G


                             _____________________


                            CHINA DU KANG CO., LTD.

                             _____________________



                    GENERAL FORM FOR REGISTRATION OF SECURITES

      PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934





                        NEVADA			     86-0565860
	 ---------------------------	------------------------------------
	 (State  of Incorporation or 	(I.R.S. Employer Identification No.)
  	  Organization)

          	Town of Dukang, Baishui County, Shaanxi province, China
                     A-28,Van Metropolis,#35 Tangyan Road,
                   		Xi'an, Shaanxi, PRC,       710065
		-------------------------------------------------------
                  (Address of Principal Executive Offices) (Zip Code)


                                 8629-88830106-822
			       --------------------
                                 TELEPHONE NUMBER




       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                    COMMON STOCK, .001 PAR VALUE PER SHARE
                                (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of "large accelerated filer," "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer   	[ ]
Accelerated filer   		[ ]
Non-accelerated filer     	[ ]
Smaller reporting company 	[X]


                            CHINA DU KANG CO., LTD.

                          ___________________________
                               TABLE OF CONTENTS




Item No.   Item Caption							 Page

1.         Business......................................................3
1A.        Risk Factors..................................................6
2.         Financial Information.........................................12
3.         Properties....................................................14
4.         Security Ownership of Certain Beneficial
	   Owners and Management.........................................16
5.         Directors and Executive Officers..............................16
6.         Executive Compensation........................................17
7.         Certain Relationships and Related Transactions,
	   and Director Independence.....................................17
8.         Legal Proceedings.............................................18
9.         Market Price of and Dividends on the Registrant's
           Common Equity and Related Stockholder Matters.................19
10.        Recent Sale of Unregistered Securities........................20
11.        Description of Registrant's Securities to be Registered.......22
12.        Indemnification of Directors and Officers.....................24
13.        Financial Statements and Supplementary Data including
           the Consolidated Financial Statements.........................25
14.        Changes in and Disagreements with Accountants on Accounting and Financial Disclosure......................................26
15.        Financial Statements and Exhibits.............................26





                               EXPLANATORY NOTE

         We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the "Common Stock"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        We intend to be subject to the requirements of Regulation 13A under the Exchange Act, which requires us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

  Unless otherwise noted, references in this registration statement to the "Registrant," the "Company," "we," "our" or "us" means China Du Kang Co., Ltd. Our principal place of business is located at A-28,Van Metropolis,#35 Tangyan Road, Xi'an, Shaanxi, PRC,, 710065. Our telephone number is 8629-88830106-822.


                          FORWARD LOOKING STATEMENTS

        There are statements in this registration statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled "Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1.BUSINESS

       China Du Kang Co., Ltd ("Du Kang" or the  "Company") was incorporated as
       U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987. On or about June 8, 2006 the Company's name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. ("AFLH"). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada. The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

       OVERVIEW

       The Company had been engaged in the business to provide various financial services since it's incorporation. The Company was not successful and discontinued the majority of its operation by December 31, 2007.

       We previously were a shell company, therefore the exemption offered pursuant to Rule 144 is not available. Anyone who purchased securities directly or indirectly from us or any of our affiliates in a transaction or chain of transactions not involving a public offering cannot sell such securities in an open market transaction.

       On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the "Agreement") with Hong Kong Merit Enterprise Limited ("Merit"), a holding company incorporated in Hong Kong. Pursuant to the terms of the Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company. Merit also agreed to pay $260,000 to the Company at closing. The parties closed the transaction contemplated by the Agreement on February 26, 2008.

       This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company's common stock immediately following the share exchange. Merit is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company`s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

       Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company. Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

       On January 22, 2008the shareholder of Merit entered into a Share Purchase Agreement (the "Agreement") with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Agreement, the Merit agreed to purchase 100% of the equity ownership in Huitong for a cash consideration of $128,200 (RMB 1,000,000). Subsequent to the completion of the Agreement, Huitong became a wholly-owned subsidiary of Merit.

       Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On December 26, 2007 Huitong executed a share exchange agreement (the "Share Exchange") with Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui"), whereby the shareholders of Huitong exchanged 100% of the equity ownership in Huitong for 98.24%of the equity ownership in Xidenghui. Subsequent to completion of the Share Exchange, Xidenghui became a majority-owned subsidiary of Huitong.

       Xidenghui was incorporated in Weinan City, Shaanxi Province, PRC on March 29, 2001 under the Company Law of PRC. Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of "Xidenghui". Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang") and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").

       Baishui Dukang was incorporated in Baishui County, Shaanxi Province, PRC on March 1, 2002 under the Company Law of PRC. Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of "Baishui Dukang". On May 15, 2002, Xidenghui invested inventory and fixed assets, totally valued at $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang's equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

       On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management"). Pursuant to the agreement, Xidenghui contributed cash of $769,200 (RMB 700,000), and owns 70% equity interest ownership therein. Brand Management was subsequently incorporated on November 12, 2007. Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui. Xidenghui is principally engaged in the business of distribution of Baishui Dukang's liquor and manage the franchise of the "Baishui Dukang" brand name.

       Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations. Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management. All these affiliated companies are hereafter referred to as the
       "Company". Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of "Baishui Dukang". The Company also franchises the brand name to other liquor productors. The Company's structure is summarized in the flow chart found in Item 14. Supplementary Data.


       Previous to this, on or about October 25, 2006 a Definitive Agreement was entered into by Premier Organic Farms Group, Inc. and Amstar International, Inc. On or about December 19, 2006, the merger defined in this agreement was closed. In the definitive agreement Amstar International, Inc. was to merge with Premier Organic Farms Group, Inc.
       (PFOG). Prior to the merger PFOG was to change its name to Amstar Financial Holdings, inc., dilute their shares down to approximately 608,771 shares with 96.12% of the ownership passing to Amstar International Stockholders. In addition, as part of the terms of this agreement a favorable hearing before a judge of competent jurisdiction, regarding a petition of fairness subject to section 3(a)(10) of the Securities Act of 1933 was to be approved. An order granting this petition of fairness was signed on December 18, 2006 by a judge in State of Nevada, County of Elko, case number CV-C-06-1016. This transaction closed on December 19, 2006, in Phoenix, Arizona.

       CURRENT OPERATIONS

Shaanxi Xi Deng Hui Technology Stock Co. Ltd. is holding company which established on March 29, 2001 after being restructured enterprise with added capital. The registered capital is 129,000,000 RMB ($17,793,103 USD). On or about January 31, 2008 Shaanxi Xi Deng Hui Technology Stock Co. Ltd purchased a majority interest in Amstar Financial Holdings, Inc. (formerly AFLH) in a reverse merger. The company's new name is China Du Kang Company Limited now listed as CDKG.

Shaanxi Xi Deng Hui Stock Co. Ltd., Holds

 - 90.51% and controls Shaanxi Bai Shui Du Kang Liquor Co., Ltd., and holds

 -   70% Shaanxi Bai Shui Du Kang Brand  Management Co., Ltd.;


These companies manufacture and sale respectively a famous white wine called "DU KANG". Du Kang is one of the most famous Chinese white wine brands, and Shaanxi Bai Shui Du Kang Liquor Co. Ltd owns the "Du Kang" brand. Shaanxi Bai Shui Du Kang also has ownership three other 3 brands. These brands include Bai Shui Du Kang , Thirteen Dynasties and Jiu Zu Gong. Shaanxi Xi Deng Hui Technology Stock Co. Ltd. has also invested 12,000,000 RMB ($1,655,172 USD) into Huanghe Wetland Part Co. Ltd. (and holds 7.9% ownership in Huanghe Wetland Company). Huanghe Wetland Company. is engaged in the theme park business starting 2007. At present, Shaanxi Xi Deng Hui Technology Stock Co. Ltd. businesses involve the production and sales of Bai Shui Du Kang liquor production, tourism and trading.


Shaanxi Xi Deng Hui Stock Co., Ltd. is the first company to cooperate with The Chinese Academy of Sciences on a Chinese made 3#-7# Shenzhou spaceflight and shipped Du Kang yeast and grain which is used into Du Kang Liquor brewing for the flight to the space to make a serial of scientific experiment and developed the first serial of space liquor. At present, Du Kang has 6000 ton production capacity per year including (brewing and packaging). Liquor products unit price ranges from $2.00 USD to $150.00 USD. Du Kang Liquor products now are sold in most cities in China. In northeast, north, south coastal region and middle areas of China there are long-term contracts with agencies. In 2007 Du Kang liquor productions market share has risen 40%. In Shaanxi province we have franchise stores in Xi'an ,Bai Shui, Hua yin, Han Cheng, Fu Ping Pu Cheng, Da Li, Wei Nan city. Throughout China the Du Kang market sales, awareness and brand image is broadening.
There are almost 1.5 billion people in China; the liquor consumption market is very great. The sales revenue and profit of Dukang liquor increase at a rate of 50%, which shows extensive future prospects. Though some debts are created when Xidenghui acquired Baishui Dukang Liquor Company and had the workers ensconced, Baishui Dukang reaches the normal, even excellent manufacturability and the sales through the products development and market operations these years. The management team has confidence as well as the ability to make up the deficits and get surpluses and bring rich reward to the investors in a short time. Being the Chinese famous historical& cultural liquor has been awarded as "famous trademark of China"*" China's time-honored brand"*" Famous trademark in Shaanxi"*" China's top 500 Largest beverage manufacturing enterprises" *"top 100 enterprises in the western part of China" *"Consumers trust products"Etc.


   A.  Distribution methods of the products or services;

The issuer's subsidiaries in China sale and develop liquor,*liquor raw materials, deep processing of agricultural and sideline products and research and develop of high-tech products and the brewing produce of liquor are in the process orderly. And it makes Du Kang and Thirteen Dynasties brand management program and also the scheme of liquor and beverages.

Du Kang Sales Co., Ltd. set new sales strategy, including "sales territory covers hundreds of counties" and "1950 project" since July 2007. Du Kang Liquor products now have been sold mostly in the larger cities in China, and in northeast, north, south coastal region and middle area in China there are long-term contracts with agencies. In 2007 Du Kang liquor productions market share has been raised 40%. In Shaanxi province we have franchised stores in Xi'an Bai Shui, Hua yin, Han Cheng, Fu Ping*Pu Cheng, Da Li, Wei Nan city and, Du Kang market awareness and brand image is raising. We especially set Du Kang and Thirteen Dynasties brand management program according to the requirement of the market. In 2009, substantial profits will be made to the company through receiving the joining in fee and the brand using fee.

Major products include the Baishui Dukang series, Thirteen Dynasties series, Shen Zhou Nectar, Guo Bin Special, and Jiu Zu Gong.

   B.  Chinese Regulation.

      We are currently regulated People's Government of Shaanxi Province approved Business License, Organization Code of PRC. We have obtained and maintain China Manufacture Certificate, Sanitation License and Food Security permits to issuer's parent company in China, which we believe are all of the necessary legal government approvals if a manufacturer in PRC starts its business and continue its operation.

ITEM 1A.RISK FACTORS

                                     RISK FACTORS


                         RISKS RELATED TO OUR BUSINESS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

OUT AUDITORS HAVE NOTED THERE IS CERTAIN DOUBT ABOUT OUR ABILITY TO OPERATE AS A GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $17,225,563 at June 30, 2009 that includes losses of $321,200 and $1,502,067 for the six months ended June 30, 2009 and the year ended December 31, 2008, respectively. In addition, The Company has a working capital deficiency of $11,503,270 and a shareholders' deficiency of $6,876,144 at June 30, 2009. The Company has an accumulated deficit of $16,904,363 at December 31, 2008 that includes losses of $1,502,067 and $1,482,180 for the year ended December 31, 2008 and 2007, respectively. In addition, The Company has a working capital deficiency of $11,410,023 and a shareholders' deficiency of $6,568,764 at December 31, 2008. These factors raise certain doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements. The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment. However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

WE HAVE HAD LOSSES FROM OPERATIONS AND ANTICIPATE TO ACHIEVE PROFIT THROUGH THE INCOME AND DECREASE THE losses FOR THE FORESEEABLE FUTURE.

Since inception we have had limited revenues from operation. Revenues for the year ended December 31, 2008 totaled $ 1,143,195 as compared to $745,115 for the year ended 2007. For the year ended December 31, 2008 we experienced a loss from operations of $(1,510,538) as compared to a loss of $(1,367,179) for the prior year. For the six month period ended June 30, 2009, we had revenues of $695,252 and gross profit of $174,386, We have not achieved profitability and expect to eliminate the deficit with anticipated profits in the foreseeable future. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

OUR CURRENT SHAREHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS.

Our principal stockholders owns a majority of our common stock. As a result, they will have control over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, they will also be able to elect all of the members of our Board of Directors, which will allow they to control our affairs and management. They will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, they will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. While we have no experience as a public company, we estimate that these additional costs will total approximately $60,000 per year. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

                       RISKS RELATING TO OUR SECURITIES

WE  HAVE  NEVER  PAID  DIVIDENDS  ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE
DIVIDENDS.   THERE IS A RISK THAT AN  INVESTOR  IN OUR COMPANY WILL NEVER SEE A
RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THERE IS CURRENTLY NO SUBSTANTIAL MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP.

There is currently on an extremely limited trading market for our shares of Common Stock, under the symbol "CDKG." We have provided no public information and our symbol contains a "skull and crossbones" insignia on the pink sheets. We are filing this information partly to provide such information to the public although there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock. Such sales could be made pursuant to Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.

BECAUSE OUR SHARES ARE DEEMED HIGH RISK "PENNY STOCKS," YOU MAY HAVE DIFFICULTY SELLING THEM IN THE SECONDARY TRADING MARKET.

The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange, the equity security also constitutes a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. These regulations also impose various sales practice requirements on broker-dealers. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market is limited. As a result, the market liquidity for our common stock is severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

IF A MARKET DEVELOPS FOR OUR SECURITIES THE COULD BE VOLATILE AND MAY NOT APPRECIATE IN VALUE.

If a market should develop for our securities, of which we have no assurance, the market price is likely to fluctuate significantly. Fluctuations could be rapid and severe and may provide investors little opportunity to react. Factors such as changes in results from our operations, and a variety of other factors, many of which are beyond the control of the Company, could cause the market price of our common stock to fluctuate substantially. Also, stock markets in penny stock shares tend to have extreme price and volume volatility. The market prices of shares of many smaller public companies securities are subject to volatility for reasons that frequently unrelated to the actual operating performance, earnings or other recognized measurements of value. This volatility may cause declines including very sudden and sharp declines in the market price of our common stock. We cannot assure investors that the stock price will appreciate in value, that a market will be available to resell your securities or that the shares will retain any value at all.

RISKS RELATING TO DOING BUSINESS IN THE PEOPLE'S REPUBLIC OF CHINA

WE ARE SUBJECT TO THE POLITICAL AND ECONOMIC POLICIES OF THE PEOPLES REPUBLIC OF CHINA, AND GOVERNMENT REGULATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR INTENDED BUSINESS.

All of our assets and operations are in the PRC. As a result our operating results and financial performance as well as the value of our securities could be affected by any changes in economic, political and social conditions in China.

The Chinese government adopted an "open door" policy to transition from a planned economy to a market driven economy in 1978. Since then the economy of the PRC has undergone rapid modernization although the Chinese government still exerts a dominant force in the nation's economy. There has historically been a substantial market in liquor consumption in China.

The Chinese government operates the economy in many industries through various five-year plans and even annual plans. A large degree of uncertainty is associated with potential changes in these plans. Since the economic reforms have no precedent, there can be no assurance that future changes will not create materially adverse conditions on our business.

Due to the limited effectiveness of judicial review, public opinion and popular voting there are few avenues available if the governmental action has a negative effect. Any adverse changes in the economic conditions, in government policies, or in laws and regulations in China could have a material adverse effect on the overall economic growth, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business.

THERE  ARE  RISKS INHERENT IN DOING BUSINESS IN CHINA OVER  WHICH  WE  HAVE  NO
CONTROL.

The political and economic systems of the PRC are very different from the United States and more developed countries. China remains volatile in its social, economic and political issues which could lead to revocation or adjustment of reforms. There are also issues between China and the United States that could result in disputes or instabilities. Both domestically and internationally the role of China and its government remain in flux and could suffer shocks, or setbacks that may adversely affect our business.

THE CHINESE LEGAL SYSTEM IS MUCH DIFFERENT FROM THAT OF THE UNITED STATES WITH CONSIDERABLY LESS PROTECTION FOR INVESTORS, AND IT MAY BE EXTREMELY DIFFICULT FOR INVESTORS TO SEEK LEGAL REDRESS IN CHINA AGAINST US OR OUR OFFICERS AND DIRECTORS, INCLUDING CLAIMS THAT ARE BASED UPON U.S. SECURITIES LAWS.

All of our current operations are conducted in China. All of our current directors and officers are nationals or residents of China. It may be difficult for shareholders to serve us with service of process in legal actions. All of the assets of these persons are located outside the United States in China. The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. As a result there is no established body of law that has precedential value as is the case in most western legal systems. Differences in interpretations and rulings can occur with little or no opportunity for redress or appeal.

As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our officers and directors. Even if service of process was successful, considerable uncertainty exists as to whether Chinese courts would enforce U. S. laws or judgments obtained in the United States. Federal and state securities laws in the U. S. confer substantial rights to investors and shareholders that have no equivalent in China. Therefore a claim against us or our officers and/or directors or even a final judgment in the U. S. based on U. S. may not be heard or enforced by the Chinese courts.

In 1979, the PRC began to adopt a complex and comprehensive system legal system and has approved many laws regulating economic and business practices in the PRC including foreign investment. Currently many of the approvals required for our business can be obtained at a local or provincial level. We believe that it is generally easier and faster to obtain provincial approval than central government approval. Changes to existing laws that repeal or alter the local regulatory authority and replacements by national laws could negatively affect our business and the value of our securities.

NEW CHINESE LAWS MAY RESTRICT OUR ABILITY TO CONTINUE TO MAKE ACQUISITIONS OF BUSINESSES IN CHINA.

New regulations on the acquisition of businesses commonly referred to as "SAFE" regulations (State Administration of Foreign Exchange) were jointly adopted on August 8, 2006 by six Chinese regulatory agencies with jurisdictional authority. Known as the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors the new Rule requires creation of offshore Special Purpose Ventures, or SPVs, for overseas listing purposes. Acquisitions of domestic Chinese companies require approval prior to listing securities on foreign exchanges.

We  obtained  the  approvals  that  we  believe  are  required  in  making  the acquisitions that formed the present company. Nonetheless, our growth has largely been by acquisition and we intend to continue to make acquisitions of Chinese businesses. Since the "SAFE" rules are very recent there are many ambiguities and uncertainties as to interpretation and requirements. These uncertainties and any changes or revisions to the regulations could limit or eliminate our ability to make new acquisitions of Chinese businesses in the future.

WE MAY BE AFFECTED BY RECENT CHANGES TO CHINA'S FOREIGN INVESTMENT POLICY, WHICH WILL CHANGE THE INCOME TAX RATE FOR FOREIGN ENTERPRISES.

On January 1, 2008 a new Enterprise Income Tax Law will take effect. The new law revises income tax policy and sets a unified income tax rate for domestic and foreign companies at 25 percent. It also abolishes favorable treatment for foreign invested enterprises. When the new law takes effect, foreign invested enterprises will no longer receive favorable tax treatment. Any earnings we may obtain may be adversely affected by the new law.

CHINA CONTROLS THE CURRENCY CONVERSION AND EXCHANGE RATE OF ITS CURRENCY, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The Chinese government imposes control over the conversion of the Chinese currency, the Renminbi, into foreign currencies, although recent pronouncements indicate that this policy may be relaxed. Under the current system, the People's Bank of China publishes a daily exchange rate based on the prior day's activity which controls the inter-bank foreign exchange market. Financial institutions are permitted a narrow range above or below the exchange rate based on then current market conditions. Since 1997, the State Council has prohibited restrictions on certain international payments or transfers for current account items. The regulations also permit conversion for distributions of dividends to foreign investors. Investment in securities, direct investment, and loans, and security investment, are still subject to certain restrictions.

For more than a decade the exchange rate for the Renminbi ("RMB") was pegged against the United States dollar leaving the exchange rates relatively stable at roughly 8 RMB for 1 US Dollar. The Chinese government announced in 2005 that it would begin pegging the Renminbi exchange rate against a basket of currencies, instead of relying solely on the U.S. dollar. This has recently caused the dollar to depreciate as against the RMB. As of September 12, 2009, the rate was 6.829 RMB for 1 US Dollar. Since all of our expected operations are in China, significant fluctuations in the exchange rate may materially and adversely affect our revenues, cash flow and overall financial condition.


CHINESE LAW REQUIRES APPROVAL BY CHINESE GOVERNMENT AGENCIES AND COULD LIMIT OR PROHIBIT THE PAYMENT OF DIVIDENDS FROM ANY PROCEEDS OBTAINED FROM LIQUIDATION OF OUR ASSETS.

All of our assets are located inside the Peoples Republic of China. Chinese law governs the distributions that can be made in the event of liquidation of assets of foreign invested enterprises. While dividend distribution is allowed it is subject to governmental approval. Liquidation proceeds would also be subject to foreign exchange control. We are unable to predict the outcome in the event of liquidation insofar as it affects dividend payment to non- Chinese nationals.

CHINA HAS BEEN THE LOCALE FOR THE OUTBREAK OF VARIOUS DISEASES AND A PANDEMIC CAUSED BY DISEASES SUCH AS SARS, THE AVIAN FLU, OR SIMILAR DISEASES COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR WORKERS AND EVEN THE CHINESE ECONOMY IN GENERAL, WHICH MAY ADVERSELY AFFECT BUSINESS.

 The World Health Organization reported in 2004 that large scale outbreaks of avian flu throughout most of Asia, including China, had nearly caused a pandemic that would have resulted in high mortality rates and which could cause wholesale civil and societal disruption. There have also been several potential outbreaks of similar pathogens in China with the potential to cause large scale disruptions, such as SARS, pneumonia and influenza. Any future outbreak which infiltrates the areas of our operations would likely have an adverse effect on our ability to conduct normal business operations.

ITEM 2.FINANCIAL INFORMATION

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.


Foreign Currencies Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders' equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $(435,778) and $(95,004) as of December 31, 2008 and 2007, respectively. The balance sheet amounts with the exception of equity at December 31, 2008 were translated at 6.85 RMB to $1.00 USD as compared to 7.31 RMB at December 31, 2007. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2008 and 2007 were 6.96 RMB and 7.61 RMB, respectively.

Others Receivable

Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Inventory

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable.

Deferred Revenue

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers. Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

ITEM 3.PROPERTIES

Property, Plant and Equipment

The following is a summary of property, plant and equipment:


						 June 30,	December 31,
						   2009		    2008
						(unaudited)
						----------	----------

Building and warehouses				$2,925,165 	$2,913,855
Machinery and equipment			         1,847,064 	 1,820,095
Office equipment and furniture
				           	   192,083 	   191,029
Motor vehicles					   329,448 	   491,005
						----------	----------
						 5,293,760 	 5,415,984

Less: Accumulated depreciation			(2,504,831)	(2,362,458)
						----------	----------
						 2,788,929	 3,053,526

Add: Construction in progress			    13,755 	    12,231

     Total					$2,802,684	$3,065,757
						==========	==========

Depreciation expense charged to operations was $78,464 and $68,813 for the six months ended June 30, 2009 and 2008, respectively.

LEASE


On March 4, 2002, Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Dukang agreed to lease all fixed assets of Sanjiu for a period of 20 years, which was latterly extended to 30 years. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd. On April 30, 2005, Dukang signed a supplemental lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Dukang agreed to continue to lease all fix assets of Sanjiu for the rest of the original 30-year period. Dukang also agreed to pay $362,450 (RMB 3,000,000) to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. Dukang amortized the $ 362,450 (RMB 3,000,000) over a 27-year beneficial period. Dukang paid $161,841 and $ 124,924 for Sanjiu's original employees' pension and unemployment insurance expenses in the year ended December 31, 2008 and 2007, respectively.


The following is a summary of property, plant and equipment:


						December 31,	December 31,
						    2008	    2007
						-----------	-----------
Building and warehouses				$ 2,913,855 	$ 2,607,737
Machinery and equipment			          1,820,095 	  1,615,659
Office equipment and furniture			    191,029 	    151,780
Motor vehicles					    491,005 	    473,304
						-----------	-----------
						  5,415,984 	  4,848,480

Less: Accumulated depreciation			 (2,362,458)	 (1,862,367)
						-----------	-----------
						  3,053,526 	  2,986,113

Add: Construction in progress			     12,231 	     47,853

     Total					$ 3,065,757 	$ 3,033,966
						===========	===========

Depreciation expense charged to operations was $143,314 and $114,806 for the years ended December 31, 2008 and 2007, respectively.

ITEM 4.SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.


       The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.




ITEM 5.DIRECTORS AND EXECUTIVE OFFICERS.



NAME			AGE	TITLE
Wang Yong Sheng		36	Vice Chairman
Liu Su Ying 		58	Chief Financial Officer
Nie fen Ying		3	Director



WANG YONGSHENG, 36, VICE CHAIRMAN

Mr. Wang also serves as chairman of one of the company's subsidiaries Bai Shui Du Kang Liquor Co.,Ltd.. He Studied EMBA in Xi'an Jiao Tong University, and obtained his certificate. He was the vice general manager of Du Kang Liquor Limited Liability Company in 2002. Mr. Wang served as the purchasing and supplying manager and as the vice producing director of Xi Deng Hui Alcohol Co. Ltd. in 1996.Currently, he is the President of China Dukang Co.,Ltd.


LIU SU YING,   58,    CFO.


Passed  the  Adult  Self*Study  Examination in Shaanxi from 1987 to 1990 major:
Accounting.
From 1990 to 1998 she was deputy section chief of accounting department of Shaanxi Wei Nan Textile Factory. In 1999 she worked in Shaanxi Hui Huang Construction and Building Material Company as manager of accounting department. In 2001, she was appointed as the CFO of Shannxi Xidenghui Technology Co.,Ltd. Currently she is the CFO of China Dukang Co.,Ltd.


NIE FEN YING, 42, DIRECTOR

Nie Fen Ying graduated from Xian Yang Normal University majoring in physical distribution management. After 3 years of studying, she served as sales manager in Shaanxi Bai Shui Dukang Liquor Co., Ltd. from 2001 to 2003 which is a liquor production and sales company. Since then she has been sales manager of Shaanxi Xi Deng Hui Stock Co., Ltd. which is holding company of the company she first served in after acquisition in 2003. Currently, she is appointed as the Director of China Dukang Co.,LTD.

ITEM 6.EXECUTIVE COMPENSATION


No compensation was awarded to or paid to any executive officer or director of the Company during the years 2008, 2007, and 2006 other than as shown in the table below.


The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued.


SUMMARY COMPENSATION TABLE



						Annual	  Restricted  Securities
Name and					Compen-	  Stock	      Underlying   LTIP
Principal Position	Year	Salary	Bonus	sation	  Award(s)    Options	   Payouts   Other
				($)	(5)($)	($)	  ($)	      (#)	   ($)	     ($)
------------------	----	------	-----	-------	  ----------  ----------   -------   -----
Wang Yongsheng CEO

			2006	 2,151	  0	   0		0	  0		0	0
			2007	 3,474	  0	   0		0	  0		0	0
			2008	 3,026	  0	   0		0	  0		0	0

Liu Su Ying CFO
			2006	 2,590	  0	   0		0	  0		0	0
			2007	 3,250	  0	   0		0	  0		0	0
			2008	 3,550	  0	   0		0	  0		0	0

Nie Fen Ying    Director
			2006	 2,454	  0	   0		0	  0		0	0
			2007	 3,150	  0	   0		0	  0		0	0
			2008	 3,447	  0	   0		0	  0		0	0




ITEM 7.CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
INDEPENDENCE



DUE TO RELATED PARTIES


Due to related parties consists of the following:

                                            	  June 30,      December 31,
                                              	   2009             2008
Name of Related Party       	Description     (unaudited)
---------------------   	-----------	-----------  	------------
Shaanxi Dukang Group
  Co., Ltd.                 	Affiliate     	$   749,474	$    471,244
Shaanxi Zhongke Spaceflight
  Agriculture Development
  Stock Co., Ltd.           	Affiliate            33,506           33,512
Shaanxi Baishui Dukang
  Marketing Management
  Co., Ltd.                 	Affiliate            12,853            1,179
Shaanxi Baishui Dukang
  Commerce and Trade
  Co., Ltd.      Affiliate                     	     72,126           72,853
Shaanxi Baishui Dukang
  Spirits Industry  Development
  Co., Ltd                  	Affiliate           865,305          876,721
Shaanxi Changjiang electric
  power and Energy
  sources Co., Ltd          	Affiliate             	  -          291,792
Mr. Hongjun Zhang           	Director          3,147,757        3,058,821
Mr. Guoqi Diao              	Director            392,645          392,107
Ms. Ping Li                 	Director            582,237          581,438
Mr. Pingjun Nie             	Director          4,386,284        4,380,268
Ms. Hong Ge                 	Director            264,354          263,991
Mr.Hailong Tian             	Director          2,764,471        2,760,680
Ms. Min Chen                	Director            356,249          355,761
Mr. Shengli Wang            	Director            779,097          778,029
Total                                     	$14,406,358      $14,318,396
                                          	===========      ===========


We have entered into or acquired a series of transactions with related parties including our affiliate companies and member of our board of directors. Most of these transactions are related to acquisitions of the affiliate companies.

ITEM 8.LEGAL PROCEEDINGS


The Company's prior CEO, Howard Wayland, Jr., filed for protection from creditors under Chapter 7 of the United States Bankruptcy Code in Houston, TX. Mr. Wayland resigned as CEO in 2008 and resigned as a director prior to filing the petition. Mr. Wayland discharged, among other things, various guarantees he had made in connection with the prior operations of the Company.

We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:


 -   in any bankruptcy petition

 - in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)

 - is subject to any order, judgment or decree enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,

 - or has been found to have violated a federal or state securities or commodities law.

There have been no securities trading suspensions by any regulator, and there is no pending or threatened litigation for which the adverse effect, assuming an unfavorable outcome, would exceed $25,000.


ITEM 9.MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
             COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently on an extremely limited trading market for our shares of Common Stock, under the symbol "CDKG." We have provided no public information and our symbol contains a "skull and crossbones" insignia on the pink sheets. We are filing this information partly to provide such information to the public although there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.

The Company's Common Stock is traded over-the-counter and quoted from time to time in the OTC Bulletin Board under the trading symbol "CDKG". Consequently, there is currently no established public trading market for the Company's Common Stock. The following table sets forth the range of high and low bid prices as reported by the OTC Bulletin Board for the periods indicated. Such quotations represent inter-dealer prices without retail markup, markdown, or commission, and may not necessarily represent actual transactions


CALENDAR YEARS          BY QUARTER        BID PRICE
--------------		----------	-------------
                                         HIGH    LOW
					------	-----
2009			First		$0.015	 0.01
			Second		  0.11	 0.11
			Third		  0.05	 0.01
			Fourth		   N/A	0.015

2008			First		$ 0.08	 0.02
			Second		  0.48	0.023
			Third		  0.10	 0.03
			Fourth		  0.02	0.065


Shaanxi Xi Deng Hui Technology Stock Co. Ltd. is a holding company which was established on March 29, 2001 after being restructured as an enterprise with added capital. The current registered capital is 129,000,000 RMB ($17,793,103
USD). On January 31, 2008, Shaanxi Xi Deng Hui Technology Stock Company, Ltd. purchased a majority interest in Amstar Financial Holdings, Inc. (formerly
AFLH) in a reverse merger. The company's new name is CHINA DU KANG CO.LTD.., now listed as CDKG.

Shaanxi Xi Deng Hui Technology Stock Co. Ltd., holds

 - 90.51% of Shaanxi Bai Shui Du Kang Liquor Co., Ltd.
 - 70% of Shaanxi Bai Shui Du Kang Brand Management Co., Ltd.

These two companies respectively manufacture and sell the famous white wine known as Du Kang. Du Kang is one of the most famous Chinese white wine brands, and Shaanxi Bai Shui Du Kang Liquor Co. Ltd owns the "Du Kang" brand. Shaanxi Bai Shui Du Kang also owns three other brands of beverage. These brands include Bai Shui Du Kang, Thirteen Dynasties and Jiu Zu Gong. Shaanxi Xi Deng Hui Technology Stock Co. Ltd. has also invested 12,000,000 RMB ($1,655,172 USD) into Huanghe Wetland Part Co. Ltd., and holds 7.9% ownership in Huanghe Wetland Company. Huanghe Wetland Company is engaged in the theme park business, and began in 2007. At the present, Shaanxi Xi Deng Hui Technology Stock Co. Ltd. businesses involve the production and sales of Bai Shui Du Kang liquor, and also focuses on tourism and trading.


Shaanxi Xi Deng Hui Stock Co., Ltd. is the first company to cooperate with The Chinese Academy of Sciences on a spaceflight Shenzhou and shipped Du Kang yeast which is used into Du Kang Liquor brewing for the flight. At present, Du Kang has 6000 ton production capacity per year including (brewing and packaging). Liquor products unit price ranges from $2.00 USD to $150.00 USD. Du Kang Sales Co. Ltd. has set and implemented new sales strategy, including "sales territory covering hundreds of counties" and "1950 project" since July 2007. Du Kang Liquor products now are sold in most cities in China. In northeast, north and middle areas of China there are long-term contracts with agencies. In 2007 Du Kang liquor productions market share has risen 40%. In Shaanxi province we have franchise stores in Bai Shui, Han Cheng, Fu Ping Pu Cheng, Da Li, Wei Nan city. Throughout China the Du Kang market sales, awareness and brand image is broadening.

There are almost 1.5 billion people in China; the liquor consumption market is very great. The sales revenue and profit of Dukang liquor increase at a rate of 50%, which shows extensive future prospects. Though some debts are created when Xidenghui acquired Baishui Dukang Liquor Company and had the workers ensconced, Baishui Dukang reaches the normal, even excellent manufacturability and the sales through the products development and market operations these years. The management team has confidence as well as the ability to make up the deficits and get surpluses and bring rich reward to the investors in a short time. Being the Chinese famous historical& cultural liquor has been awarded as "famous trademark of China"*" China's time-honored brand"*" Famous trademark in Shaanxi"*" China's top 500 Largest beverage manufacturing enterprises" *"top 100 enterprises in the western part of China" *"Consumers trust products"Etc.


ITEM 10.RECENT SALES OF UNREGISTERED SECURITIES

On or about January 28th 2008 the company issued 88 million shares to Deng Guo Gang as trustee for the shareholders of Hongkong Merit Enterprise ("Merit"), limited, a Hongkong business corporation, which shares were in turn distributed to 9,146 shareholders of merit all of whom where citizens and residents of The people's Republic of China. Under the terms of the plan of merger in exchange, we received 100% of the shares of Merit. Thereafter, Merit exchanged the shares held to their non-U. S. shareholders, being the shareholders of China Du Kang. As a result of these transactions the business of a Merit and its subsidiaries became the business of the Company.

We believe the securities offered in the exchange, including the common stock, were issued and sold in reliance upon exemptions from registration contained in Regulation S promulgated there under, which exempt transactions by an issuer not involving any public offering and issuances to non-US persons. The issuance of the shares was undertaken without general solicitation or advertising. Each recipient of the shares was a non- US person as defined in Regulation S, was acquiring the shares of for investment purposes and not with a view to any public resale or other distribution and otherwise met the requirements of Regulation S. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933 pursuant to Regulation S.

 All shares were issued through the following exemptions: Rule 506 and Rule 701 of the securities these were made in three offerings. However the main exemption to unregistered securities was made through the petition of fairness listed above (in this section number 1). This petition of fairness relied under section 3(a)(10) of the Securities Act of 1933 and was approved. An order granting this petition of fairness was signed on December 18, 2006 by a judge in State of Nevada, County of Elko, case number CV-C-06-1016. This in effect made all shares issued free trading shares. Shares officers and control persons are still subject to rule 144 regarding their disposition of shares.




Nature of Offering	Date	  Jurisdiction	Number of	Price		  Current Trading
						Shares				  Status
------------------	--------  ------------  -----------	---------------	  ---------------
Shares issued to First
American Stock Transfer
for services rendered.	11-07-05  Nevada	100,000,000	$4,040		  Free Trading
------------------	--------  ------------  -----------	---------------	  ---------------
Shares issued to Stan
F. Wilson for services
rendered		03-23-06  Nevada	100,000,000	$.001 per share	  Free Trading
------------------	--------  ------------  -----------	---------------	  ---------------
Shares issued to
accredited investors
through a Reg. D
Offering		04-20-06  Texas		20,000,000	$.002 per share	  Free Trading
------------------	--------  ------------  -----------	---------------	  ---------------
Shares to Premier
Organic Farms for
merger.			06-06-06  Nevada	39,000,000	Unknown		  Restricted
------------------	--------  ------------  -----------	---------------	  ---------------
Rescinded Premier
Organic Farms merger
shares			09-21-06  Nevada	(39,000,000)	Unknown		  Restricted
------------------	--------  ------------  -----------	---------------	  ---------------
Shares issued to for
consulting services	11-09-06  Nevada	1,000,000	.021 per share	  Free Trading
------------------	--------  ------------  -----------	---------------	  ---------------
Shares issued for
legal services
rendered		11-02-06  Nevada	100,000		$25,000		  Free Trading
------------------	--------  ------------  -----------	---------------	  ---------------


We believe that the securities exchanged to the non-US persons were private placements, and were exempt from registration under Regulation S, promulgated under the Securities Act. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was a "non-US person", as defined in Regulation S promulgated under the Securities Act of 1933,
(b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

ITEM 11.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The company is only registering its class of common stock at this time. There are 250,000 of common shares of common stock in the amended articles of incorporation which were filed in the Nevada Secretary of State on or about February 11, 2008.

The Company's authorized capital consists of 250,000,000 shares of Common Stock and 5,000 shares of convertible preferred shares, each with par value $.001. We have issued 99,751,574 shares of Common Stock, which are currently outstanding and no preferred shares.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.


In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.


Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.


Preferred Stock

Under Nevada law, we have authorized up to a total of 5,000,000 preferred shares "blank check" preferred stock. Nevada law permits broad discretion is determining the rights and preferences of blank check preferred stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors.The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.


The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different right s and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.


The Board may determine the rights and preferences of future series of preferred stock such as:


-	Shares;

-	Dividends;

- 	Conversion rights to common stock or other securities;

-	Voting rights;

-	Preferential payments upon liquidation;

-	Establishment of reserves for preferred payments; and

-	Redemption prices to be paid upon redemption of the preferred stock.


          Common Stock - General Provisions. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

         Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.

       In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

          Common Stock - Other Provisions.


       (a) Voting Rights. The shares of Common Stock shall have the following voting rights:

               (1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

          Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

       (b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock. In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.


ITEM 12.INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change or control.

ITEM 13.FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS

                      Flowchart of Business Organization



	   --------------------------------------------------------
                    "China Du Kang Co., Ltd. (""Du Kang"")
               F/K/A Amstar Financial Holdings, Inc. (""AFLH"")
           Incorporated in the State of Nevada on January 16, 1987"
	   --------------------------------------------------------
                  \	Acquiring 100% equity interest on 2/11/2008
		   \	-------------------------------------------
		    \
                     \
		      \
	   --------------------------------------------------------
                  "Hong Kong Merit Enterprise Limited "Merit"
                Incorporated in Hong Kong on September 8, 2006"
	   --------------------------------------------------------
                   \	Acquiring 100% equity interest on 1/22/2008
		    \	-------------------------------------------
		     \
		      \
		       \
	   --------------------------------------------------------
             "Shaanxi Huitong Food Development Co., Inc. "Huitong"
           Incorporated in Shaanxi Province, PRC on August 9, 2007"
	   --------------------------------------------------------
                   \ Acquiring 98.24% equity interest on 12/26/2007
		    \----------------------------------------------
		     \
		      \
		       \
 	   --------------------------------------------------------
           "Shaanxi Merithui Technology Stock Co., Ltd. "Xidenghui"
           Incorporated in Shaanxi Province, PRC on March 29, 2001"
	   --------------------------------------------------------
					   	\   \
  	--------------------------------	 \   \		   -----------------------------
  	Acquiring 90.51% equity interest	  \   \		   Acquiring 70% equity interest
        on 5/15/2002                               \   \		   	   on 11/12/2007
  	--------------------------------------------	----------------------------------------
      			"Shaanxi Baishui Dukang"          "Shaanxi Baishui Dukang Liquor Brand
      			Liquor Co., Ltd. "Dukang         Management Co., Ltd. "Brand Management"
  		   Incorporated in Shaanxi Province,       Incorporated in Shaanxi Province,
        		  PRC on March 1, 2002"                  PRC on November 12, 2007"
	--------------------------------------------	----------------------------------------


		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		  F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


			    FINANCIAL REPORT

	       At June 30, 2009 and December 31, 2008 and
      For the Three and Six Months Ended June 30, 2009 and 2008



		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		  F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

INDEX

							PAGE

CONSOLIDATED BALANCE SHEETS				F-2

CONSOLIDATED STATEMENTS OF OPERATIONS			F-3

CONSOLIDATED STATEMENTS OF CASH FLOWS			F-4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS		F-5-F-26






		 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

			CONSOLIDATED BALANCE SHEETS


								  June 30,	December 31,
								   2009		   2008
								(unaudited)
								-----------	-----------
ASSETS

Current Assets:
	Cash and cash equivalents				$   308,569	$   698,050
	Others receivable					     10,513 	      3,494
	Prepaid expenses (Note 6)				    669,032 	    511,243
	Inventory (Note 7)					  2,936,847 	  2,959,595
	Due from related parties (Note 10)			    688,416 	    228,513
								-----------	-----------
		Total current assets				  4,613,377 	  4,400,895

Property, Plant and Equipment, net (Note 8)			  2,802,684 	  3,065,757
Intangible assets, net (Note 9)					     71,286 	     76,083
Long-term investment						  1,753,156 	  1,750,751
								-----------	-----------
Total Assets							$ 9,240,503	$ 9,293,486
								===========	===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
	Bank loans						$   292,193	$	  -
	Accounts payable					    753,376 	    844,240
	Accrued expenses (Note 11)				    167,881 	     96,627
	Others payable						     35,968 	     28,200
	Taxes payable					 	     48,385 	     49,243
	Deferred revenue					    335,346 	    395,426
	Due to related parties (Note 12)			 14,406,358 	 14,318,396
	Employee Security deposit				     77,140 	     78,786
								-----------	-----------
		Total Current Liabilities			 16,116,647 	 15,810,918
								-----------	-----------
Commitments and Contingencies (Note 15)					  -   		  -

Shareholders' Equity:
  China Du Kang Co., Ltd. Shareholders' Equity
  Common stock, par value $0.001, 250,000,000
	shares authorized; 100,113,791 shares
	issued and outstanding as of
	June 30, 2009 and December 31, 2008			    100,114 	    100,114
  Registered capital						 19,178,986 	 19,178,986
  Registered capital to-be-received				 (8,507,724)	 (8,507,724)
  Deficit accumulated during the development stage		(17,225,563)	(16,904,363)
  Accumulated other comprehensive income			   (444,723)	   (435,777)
								-----------	-----------
		Total China Du Kang Co., Ltd.
		Shareholders' equity (deficit)			 (6,898,910)	 (6,568,764)
  Noncontrolling Interest					     22,766 	     51,332
								-----------	-----------
		Total Shareholders' Equity			 (6,876,144)	 (6,517,432)
								-----------	-----------
		Total Liabilities and Shareholders' Equity	$ 9,240,503	$ 9,293,486
								===========	===========

			See Notes to Consolidated Financial Statements

					      F-2



		 			      CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		  				F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


		   				CONSOLIDATED STATEMENTS OF OPERATIONS




							      For the Three Months Ended			For the Six Months Ended
									June 30,					June 30,
							     2009		     2008		     2009		     2008
							  (unaudited)		  (unaudited)		  (unaudited)		  (unaudited)
							---------------		---------------		---------------		---------------
Revenues
	Sales of Liquor					$	290,335		$	224,354		$	499,742		$	430,300
	Franchise Fees				 		 83,623 		 37,175 		195,510 		 55,083
							---------------		---------------		---------------		---------------
		Gross Profit			 		373,958 		261,529 		695,252 		485,383
							---------------		---------------		---------------		---------------
Costs of Revenues
	Costs of Liquor Sold				 	307,610 		187,625 		520,866 		395,293
	Costs of Franchise Fees				 	      -   		      -   		      -   		      -
							---------------		---------------		---------------		---------------
		Total Costs of Sales			 	307,610 		187,625 		520,866 		395,293
							---------------		---------------		---------------		---------------
Gross Profit					 		 66,348 		 73,904 		174,386 		 90,090

Operating Expenses

Selling Expenses
	Sales commission				 	  1,627 		      -   		  1,627 		      -
	Adverting expenses				 	      6 		 30,856 		 12,114 		 66,781
	Package Design				 		      6 		  4,695 		 12,766 		 43,831
	Promotion expenses				 	  6,130 		  2,382 		 10,976 		 10,093
	Travel and entertainment				  2,881 		 10,105 		 17,640 		 24,065
							---------------		---------------		---------------		---------------
		 Total Selling Expenses				 10,650 		 48,038 		 55,123 		144,770
							---------------		---------------		---------------		---------------
General and administrative expenses
	Payroll				 			 57,210 		 62,181 		117,711 		124,940
	Employee benefit and pension				    623 		   (666)		 10,526 		  6,407
	Depreciation and amortization expenses			 41,823 		 37,223 		 83,368 		 73,557
	Professional fees				 	  5,904 		  4,710 		  7,365 		307,291
	Consultancy fees				 	    732 		  4,043 		  2,283 		136,206
	Office expenses				 		 34,482 		 25,275 		 61,926 		 39,893
	Vehicle expenses				 	  4,670 		 19,279 		 10,099 		 28,413
	Utilities				 		  4,721 		  4,182 		 10,847 		  7,685
	Rental				 			 45,203 		 38,187 		 85,803 		 80,959
	Repair and maintenance				 	  1,354 		 43,845 		  1,691 		 68,378
	Travel and entertainment				 34,768 		 78,914 		 69,339 		147,760
	Other general and administrative expenses		      -   		      -   		      -   		      -
							---------------		---------------		---------------		---------------
		Total Operating Expenses			231,490 		317,173 		460,958 	      1,021,489
							---------------		---------------		---------------		---------------
Total Operating Expenses					242,140 		 65,211 		516,081 	      1,166,259

Income (Loss) from Operation				       (175,792)	       (291,307)	       (341,695)	     (1,076,169)

Other Income (Expenses)
	Interest income				 		    263 		    199 		    750 		  1,167
	Interest expense				 	 (5,157)		      -   		 (8,518)		      -
	Charity donation				 	    (73)		(14,140)		    (73)		(14,210)
	Other income (expense)				 	 (1,090)		    503 		   (307)		  1,613
							---------------		---------------		---------------		---------------
		Total other income (expenses)			 (6,057)		(13,438)		 (8,148)		(11,430)
							---------------		---------------		---------------		---------------
Income before Provision for Income Tax			       (181,849)	       (304,745)	       (349,843)	     (1,087,599)

Provision for Income Tax					      -   		      -   		      -   		      -
							---------------		---------------		---------------		---------------
Net Income (Loss)					       (181,849)		 (304,745)	       (349,843)	     (1,087,599)

     Less: Net income attributable to
	noncontrolling interest					 14,691 		    7,640 		 28,643 		 59,497
							---------------		---------------		---------------		---------------
Net Income attributable to
     China Du Kang Co., Ltd.				$      (167,158)	$	 (297,105)	$      (321,200)	$    (1,028,102)
							===============		=================	===============		===============
Basic and Fully Diluted Earnings per Share		$	  (0.00)	$	    (0.00)	$	  (0.00)	$	  (0.01)
							===============		=================	===============		===============
Weighted average shares outstanding			     98,730,800 	       98,730,800 	     98,730,800 	     98,730,800
							===============		=================	===============		===============







			See Notes to Consolidated Financial Statements

					     F-3




			      CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		  		F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


		   		CONSOLIDATED STATEMENTS OF CASH FLOWS


									For the Six Months Ended
										June 30,
								      2009		       2008
								  (unaudited)		   (unaudited)

								----------------	------------------
Operating Activities

Net income (loss)						$	(321,200)	$	(1,028,102)
Adjustments to reconcile net income (loss) to
   net cash provided (used) by operating activities:
        Minority interest			 			 (28,643)		   (59,497)
        Depreciation			 				  78,464 		    68,813
        Amortization			 				   4,904 		     4,744
Changes in operating assets and liabilities:
   (Increase)/Decrease in accounts payable			 	       -   			 -
   (Increase)/Decrease in others payable				  (7,016)		     4,161
   (Increase)/Decrease in prepaid expenses			 	(157,123)		   115,633
   (Increase)/Decrease in supplies			 		  26,819 		  (206,038)
    Increase/(Decrease) in accounts payable			 	 (92,045)		   (38,942)
    Increase/(Decrease) in accrued expenses			 	  71,138 		    65,810
    Increase/(Decrease) in other payable			 	   7,731 		      (329)
    Increase/(Decrease) in taxes payable			 	    (926)		    (8,791)
    Increase/(Decrease) in deferred revenue			 	 (60,637)		   328,075
    Increase/(Decrease) in security deposit			 	  (1,755)		    35,347
								----------------	------------------
Net cash provided (used) by operating activities			(480,288)		  (719,115)

Investing Activities

Cash used for long-term investment			 		       -   		 	 1
Purchase of fixed assets						 128,184 		   (43,065)
Loans to related parties			 			       -   		 	 0
Payback of loans to related parties			 		(459,695)		 	 -
								----------------	------------------
Net cash (used) by investing activities			 		(331,511)		   (43,064)

Financing Activities

Bank loans			 					 292,260 		 	 -
Loans from related parties			 			  68,314 		   471,195
								----------------	------------------
Net cash provided (used) by financing activities			 360,574 		   471,195

Increase (decrease) in cash			 			(451,225)		  (290,984)
Effects of exchange rates on cash			 		  61,744 		   160,106
Cash at beginning of period			 			 698,050 		   737,818
								----------------	------------------
Cash at end of period						$	 308,569 	$	   606,940
								================	==================
Supplemental Disclosures of Cash Flow Information:
   Cash paid (received) during year for:
       Interest							$	   8,518 	$	 	 -
								================	==================
       Income taxes						$	       -   	$	 	 -
								================	==================




			See Notes to Consolidated Financial Statements

					       F-4



                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1- BASIS OF PRESENTATION

The accompanying unaudited financial statements of China Du Kang Co., Ltd. and subsidiaries, (the "Company" or "Du Kang") were prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Management of the Company ("Management") believes that the following disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and the notes for the year ended December 31, 2008.

These unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments that, in the opinion of Management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented. Operating results for the three and six months ended June 30, 2009, are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

Note 2- ORGANIZATION AND BUSINESS BACKGROUND

China Du Kang Co., Ltd ("China Du Kang" or the "Company") was  incorporated  as
U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987. On or about June 8, 2006 the Company's name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. ("AFLH"). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada. The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The Company had been engaged  in  the  business  to  provide  various financial
services  since  it's  incorporated.   The  Company  was  not  successful   and
discontinued the majority of its operation by December 31, 2007.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the "Exchange Agreement") with Hong Kong Merit Enterprise Limited ("Merit"), a holding company incorporated in Hong Kong. Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company. The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company's common stock immediately following the share exchange. Merit is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company`s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.


Page F-5

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2- ORGANIZATION AND BUSINESS BACKGROUND (continued)

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company. Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

On January 22, 2008, Merit entered into a Share Purchase Agreement (the "Purchase Agreement") with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Purchase Agreement, Merit agreed to purchase 100% of the equity ownership in Huitong for a cash consideration of $128,200 (RMB 1,000,000). The local government approved the transaction on February 1, 2008. Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On December 26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Merithui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to acquire 98.24% of the equity ownership of Xidenghui from the shareholders. Subsequent to completion of the acquisition agreement, Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated in Weinan City, Shannxi Province, PRC on March 29, 2001 under the Company Law of PRC. Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of "Xidenghui". Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang") and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC. Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of "Baishui Du Kang". On May 15, 2002, Xidenghui invested inventory and fixed assets, totally valued at $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang's equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management"). Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein. Brand Management was subsequently incorporated on November 12, 2007. Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui. Brand Management is principally engaged in the business of distribution of Baishui Dukang's liquor and manage the franchise of the "Baishui Du Kang" brand name.


Page F-6

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2- ORGANIZATION AND OPERATIONS (continued)

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations. Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management. All these affiliated companies are hereafter referred to as the "Company". Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of "Baishui Dukang". The Company also franchises the brand name to other liquor predictors. The Company's structure is summarized in the following chart.


	   --------------------------------------------------------
                    "China Du Kang Co., Ltd. (""Du Kang"")
               F/K/A Amstar Financial Holdings, Inc. (""AFLH"")
           Incorporated in the State of Nevada on January 16, 1987"
	   --------------------------------------------------------
                  \	Acquiring 100% equity interest on 2/11/2008
		   \	-------------------------------------------
		    \
                     \
		      \
	   --------------------------------------------------------
                  "Hong Kong Merit Enterprise Limited "Merit"
                Incorporated in Hong Kong on September 8, 2006"
	   --------------------------------------------------------
                   \	Acquiring 100% equity interest on 1/22/2008
		    \	-------------------------------------------
		     \
		      \
		       \
	   --------------------------------------------------------
             "Shaanxi Huitong Food Development Co., Inc. "Huitong"
           Incorporated in Shaanxi Province, PRC on August 9, 2007"
	   --------------------------------------------------------
                   \ Acquiring 98.24% equity interest on 12/26/2007
		    \----------------------------------------------
		     \
		      \
		       \
 	   --------------------------------------------------------
           "Shaanxi Merithui Technology Stock Co., Ltd. "Xidenghui"
           Incorporated in Shaanxi Province, PRC on March 29, 2001"
	   --------------------------------------------------------
					   	\   \
  	--------------------------------	 \   \		   -----------------------------
  	Acquiring 90.51% equity interest	  \   \		   Acquiring 70% equity interest
        on 5/15/2002                               \   \		   	   on 11/12/2007
  	--------------------------------------------	----------------------------------------
      			"Shaanxi Baishui Dukang"          "Shaanxi Baishui Dukang Liquor Brand
      			Liquor Co., Ltd. "Dukang         Management Co., Ltd. "Brand Management"
  		   Incorporated in Shaanxi Province,       Incorporated in Shaanxi Province,
        		  PRC on March 1, 2002"                  PRC on November 12, 2007"
	--------------------------------------------	----------------------------------------



Page F-7

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3- CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

Note 4- GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $17,225,563 at June 30, 2009 that includes losses of $321,200 and $1,502,067 for the six months ended June 30, 2009 and the year ended December 31, 2008, respectively. In addition, The Company had a working capital deficiency of $11,503,270 and a shareholders' deficiency of $6,876,144 at June 30, 2009. These factors raise substantial doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements. The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment. However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The    Company    relied    heavily    for   its   financing   needs   on   its
shareholders/directors as more fully disclosed in Note 12.


Page F-8

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-    SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Foreign Currencies Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders' equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $(444,723) and $(435,777) as of June 30, 2009 and December 31, 2008, respectively. The balance sheet amounts with the exception of equity at June 30, 2009 were translated at 6.84 RMB to $1.00 USD as compared to 6.85 RMB at December 31, 2008. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the three months ended June 30, 2009 and 2008 were 6.84 RMB and 7.07 RMB, respectively.


Page F-9

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable.

The Company does not provide an unconditional right of return, price protection or any other concessions to our customers. Sales returns and other allowances have been immaterial in our operation.

Deferred Revenue

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers. Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.


Page F-10

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Others Receivable

Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Inventory

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:

           Building and warehouses           20 years
           Machinery and equipment           7-10 years
           Office equipment and furniture    5 years
           Motor vehicles                    5 years


Page F-11

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets

Intangible  assets  are  carried  at  cost.   Amortization  is  calculated on a
straight-line basis over the estimated useful life of the assets without residual value. The percentages or amortizable life applied are:

           Land use right                    50 years
           Trade Mark                        10 years

Land Use Right

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 657 acre, located in Weinan City, Shaanxi Province for a fifty-year period ended February 9, 2051. The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


Page F-12

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-term Investment

On March 1, 2006, Xidenghui executed an investment agreement with Shaanxi Yichuan Nature Park Co., Inc., pursuant to which, Xidenghui agreed to invest cash of $1,596,254 (RMB 12,000,000) to establish a join-venture named Huanghe Shidi Park Co., Inc., and owns 7.9% equity ownership interest therein. Huanghe Shidi Park Co., Inc. is engaged in the business of recreation and entertainment.

Xidenghui  finished the investment contribution  in  September  2007.   As  the
project is currently ongoing, the Management believes the amount invested approximates the fair value and uses the cost method to record the investment.

Related Parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Due from/to Affiliates

Due   from/to   affiliates   represent   temporally  short-term  loans  to/from
affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from related parties are classified as cash flows from investing activities. Cash flows from due to related parties are classified as cash flows from financing activities.

Loans from Directors and Officers

Loans from directors and officers are temporally short-term loans from our directors and officers to finance the Company's operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.


Page F-13

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising costs are expensed as incurred in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs". The advertising costs were $12,114, and $66,781 for the six months ended June 30, 2009 and 2008, respectively.

Lease

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease all fixed assets of Sanjiu for a period of 20 years, which was latterly extended to 30 years. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd. On April 30, 2005, Baishui Dukang signed a supplemental lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease all fix assets of Sanjiu for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. Baishui Dukang amortized the 362,450 (RMB 3,000,000) over a 27-year beneficial period. Baishui Dukang paid $161,841 and 124,924 for Sanjiu's original employees' pension and unemployment insurance expenses in the year ended December 31, 2008 and 2007, respectively.

Value-added Tax ("VAT")

Sales revenue represents the invoiced  value of goods, net of a value-added tax
(VAT). All of the Company's products that are sold in PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid on purchase of raw materials included in the cost of producing the finished goods.

Sales Tax

Baishui Dukang produces and distributes distilled liquor, which is subject to sales tax in PRC. Sales tax rate is $0.14 (RMB1.00) per kilogram and 10%-20% of gross sales revenue.


Page F-14

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for such employee benefits was $10,526 and $5,823 for the six months ended June 30, 2009 and 2008, respectively.

Income Taxes

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

Effective at the beginning of the year 2007, the Company adopted the provisions of FIN 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including 50% likely of being realized upon ultimate settlement. Management does not anticipate any potential future adjustments would result in a material change to its financial position. As a result, there is no unrecognized tax benefits.

The Company has accumulated deficit in its  operation.   Because  there  is  no
certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

The Company accounts for income taxes in interim periods as required by Accounting Principles Board Opinion No. 28 "Interim Financial Reporting" and as interpreted by FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods". The Company has determined an estimated annual effect tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate.

The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.


Page F-15

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years' losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund. The Company does not make appropriations to the discretionary surplus reserve fund. Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Segment Reporting

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments.

Interim financial information

The unaudited balance sheet, the unaudited statements of income and cash flows have been prepared in accordance with United States generally accepted accounting principles for interim financial information. In our opinion, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at June 30, 2009, and 2008, have been included. Readers of these financial statements should note that the interim results for the six-month periods ended June 30, 2009, and June 30, 2008, are not necessarily indicative of the results that may be expected for the fiscal year as a whole.


Page F-16

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the six months ended June 30, 2009 and 2008, respectively.

Fair Value of Measurements

The Company adopted Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"), effective January 1, 2008. The provisions of SFAS 157 are to be applied prospectively.

SFAS 157 clarifies that fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Under SFAS 157, fair value measurements are not adjusted for transaction cost. SFAS 157 provides for use of a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three levels:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities
Level 2: Input other than quoted market prices that are observable, either directly or indirectly,and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.
Level 3: Unobservable inputs. Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.


Page F-17

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Adoption of FIN 48

Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In accordance with FIN 48, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its financial statements.

Adoption of SFAS No. 157

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-1, "Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13" ("FSP 157-1") and FASB Staff Position 157-2, "Effective Date of FASB Statement No. 157" ("FSP 157-2"). FSP 157-1 amends SFAS No. 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS No. 157 effective January 1, 2008 for all financial assets and liabilities as required, and effective January 1, 2009 for all non-financial assets and non-financial liabilities as allowed by FSP FAS 157-2. The adoption of SFAS No. 157 did not have a material impact on the Company's financial position and results of operations.

On October 10, 2008, the FASB issued FSP FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active." The FSP clarifies the application of FASB Statement No. 157, "Fair Value Measurements," in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. The FSP is effective immediately, and includes prior period financial statements that have not yet been issued.


Page F-18

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)
Adoption of SFAS No. 159

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115", which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 is an elective standard which permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The Company did not elect the fair value option for any assets or liabilities that were not previously carried at fair value. Accordingly, the adoption of SFAS 159 did not have a material impact on the Company's financial position and results of operations.

Adoption of SFAS No. 160 and SFAS 141R

In December 2007, the FASB issued Statements of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("SFAS 141R") and No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment to ARB No. 51" ("SFAS 160"). Both SFAS 141R and SFAS 160 are to be adopted effective January 1, 2009. SFAS 141R requires the application of several new or modified accounting concepts that, due to their complexity, could introduce a degree of volatility in periods subsequent to a material business combination. SFAS 141R requires that all business combinations result in assets and liabilities acquired being recorded at their fair value, with limited exceptions. Other areas related to business combinations that will require changes from current GAAP include: contingent consideration, acquisition costs, contingencies, restructuring costs, in process research and development and income taxes, among others. SFAS 160 will primarily impact the presentation of minority or noncontrolling interests within the Balance Sheet and Statement of Operations as well as the accounting for transactions with noncontrolling interest holders. The Company adopted SFAS No. 141 (revised
2007) and SFAS No. 160 on January 1, 2009. The adoption of these statements principally affects the presentation of the accompanying consolidated financial statements upon adoption, and the effects on future periods will depend on the nature and significance of business combinations subject to these statements.

Adoption of SFAS No. 161

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Hedging Instruments and Hedging Activities - an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161, which is effective January 1, 2009, requires enhanced qualitative and quantitative disclosures with respect to derivatives and hedging activities. The adoption of SFAS No. 161 did not have a material effect on the Company's financial position and results of operations.


Page F-19

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Adoption of FSP FAS 142-3

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP FAS 142-3") which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets ("FAS No. 142"). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited. The adoption of FSP FAS 142-3 did not have a material effect on the Company's financial position and results of operations.

Adoption of FSP No. EITF 03-6-1

In June 2008, the Financial Accounting Standards Board ("FASB") issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP EITF 03-6-1"). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share ("EPS"). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. The adoption of FSP No. EITF 03-6-1 did not have a material effect on the Company's financial position and results of operations.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification" (the "Codification"). The Codification will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Management does not expect that the adoption of SFAS No. 168 would have a material effect on the Company's financial position and results of operations.


Page F-20

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In June 2009, the FASB issued SFAS No. 167, ""Amendments to FASB Interpretation No. 46(R)."" SFAS No. 167, among other things, requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a variable interest entity (""VIE""); requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE; enhances disclosures about an enterprise's involvement with a VIE; and amends certain guidance for determining whether an entity is a VIE. Under SFAS No. 167, a VIE must be consolidated if the enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity's economic performance, and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. SFAS No. 167 will be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period. Earlier application is prohibited. The Management does not expect that the adoption of SFAS No. 167 would have a material effect on the Company's financial position and results of operations.

In June, 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets". SFAS No. 166 is a revision to FASB SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", and requires more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS No. 166 also eliminates the concept of a "qualifying special-purpose entity", changes the requirements for derecognizing financial assets and requires additional disclosures. FASB No. 166must be applied as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period. Earlier application is prohibited. The Management does not expect that the adoption of SFAS No. 166 would have a material effect on the Company's financial position and results of operations.

In May 2009, the FASB issued SFAS No. 165, ""Subsequent Events."" SFAS No. 165 establishes authoritative accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. SFAS No. 165 also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The adoption of SFAS No. 165 had no material impact on the Company's financial position and results of operations.


Page F-21

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In April 2009, the FASB issued FSP FAS 141(R)-1, "Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies." This FSP requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. If fair value cannot be reasonably estimated, the asset or liability would generally be recognized in accordance with SFAS No. 5, "Accounting for Contingencies" and FASB Interpretation No. 14, "Reasonable Estimation of the Amount of a Loss". Further, the FASB removed the subsequent accounting guidance for assets and liabilities arising from contingencies from SFAS No. 141(R). The requirements of this FSP carry forward without significant revision the guidance on contingencies of SFAS No. 141, "Business Combinations", which was superseded by SFAS No. 141(R). The FSP also eliminates the requirement to disclose an estimate of the range of possible outcomes of recognized contingencies at the acquisition date. For unrecognized contingencies, the FASB requires that entities include only the disclosures required by SFAS No. 5. This FSP was adopted effective January 1, 2009. There was no impact upon adoption, and its effects on future periods will depend on the nature and significance of business combinations subject to this statement.

In April 2009, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-4 "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly". Based on the guidance, if an entity determines that the level of activity for an asset or liability has significantly decreased and that a transaction is not orderly, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transaction or quoted prices may be necessary to estimate fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 157 "Fair Value Measurements". This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of this FSP did not have a material effect on the Company's financial position and results of operations.

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2 "Recognition and Presentation of Other-Than-Temporary Impairments". The guidance applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity's management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: 1) the amount related to credit losses (recorded in earnings), and 2) all other amounts
(recorded in other comprehensive income). This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of this FSP did not have a material effect on the Company's financial position and results of operations.


Page F-22

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6- PREPAID EXPENSES

Prepaid expenses consist of the following:

                                         June 30,             December 31,
                                           2009                   2008
                                        (unaudited)
                                       ------------           ------------
Machinery and parts                    $     10,679           $     10,664
Raw materials and supplies                   36,359                 16,129
Packing and supply materials                242,144                103,727
Project advance                               1,461                  7,878
Prepaid rental expenses                     365,240                372,845
Prepaid office expenses                      13,149                      -
                                       ------------           ------------
Total                                  $    669,032           $    511,243
                                       ============           ============

Note 7- INVENTORIES

Inventories consist of following:

                                         June 30,             December 31,
                                           2009                   2008
                                        (unaudited)
                                       ------------           ------------
Finished goods                         $  1,055,080           $  1,131,381
Work-in-progress                          1,695,413              1,564,281
Raw materials                                97,259                 95,218
Supplies and packing materials               89,095                168,715
                                       ------------           ------------
                                       $  2,936,847           $  2,959,595
                                       ============           ============


Note 8- PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

                                         June 30,             December 31,
                                           2009                   2008
                                        (unaudited)
                                       ------------          ------------
Building and warehouses                $  2,925,165          $  2,913,855
Machinery and equipment                   1,847,064             1,820,095
Office equipment and furniture              192,083               191,029
Motor vehicles                              329,448               491,005
                                       ------------          ------------
                                          5,293,760             5,415,984

Less: Accumulated depreciation           (2,504,831)           (2,362,458)
                                       ------------          ------------
                                          2,788,929             3,053,526

Add: Construction in progress                13,755                12,231

Total                                  $  2,802,684          $  3,065,757
                                       ============          ============


Depreciation expense charged to operations was $78,464 and $68,813 for the six months ended June 30, 2009 and 2008, respectively.


Page F-23

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9- INTANGIBLE ASSETS

The following is a summary of intangible assets, less amortization:

                                         June 30,             December 31,
                                           2009                   2008
                                        (unaudited)
                                        ------------          ------------
Land use right                          $     58,552          $     58,471
Trade Mark of "Xidenghui"                     65,743                65,653
Trade Mark of "Baishui Du Kang"               24,106                24,073
                                        ------------          ------------
Total intangible assets                      148,401               148,197

Less: Accumulated amortization              (77,115)               (72,114)
                                        ------------          ------------
Total intangible assets, net            $     71,286          $     76,083
                                        ============          ============

Amortization expense charged to operations was $4,904 and $4,744 for the six months ended June 30, 2009 and 2008, respectively.

Note 10- DUE FROM RELATED PARTIES

Due from related parties consists of the following:

                                         June 30,             December 31,
                                           2009                   2008
                                        (unaudited)
                                       ------------          ------------
Name of Related Party
Shaanxi yellow-river
  Wetlands Park Co.ltd      Affiliate  $    555,166          $    116,717
Shaanxi Baishui Dukang
  Trade Co.ltd              Affiliate        48,398                48,332
Ms.Fenying Zhang            Director         41,637                41,580
Mr.Yongsheng Wang           Director         43,215                21,884
                                       ------------          ------------
Total                                  $    688,416          $    228,513
                                       ============          ============

Note 11- ACCRUED EXPENSES

Accrued expenses consist of the following:

                                         June 30,            December 31,
                                           2009                   2008
                                        (unaudited)
                                       ------------          ------------

Accrued Payroll                        $     26,052          $     29,374
Accrued employee benefits                   131,875                63,331
Accrued office expenses                       9,954                 3,922
                                       ------------          ------------
Total                                  $    167,881          $     96,627
                                       ============          ============


Page F-24

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12- DUE TO RELATED PARTIES

Due to related parties consists of the following:

                                            	  June 30,      December 31,
                                              	   2009             2008
Name of Related Party       	Description     (unaudited)
---------------------   	-----------	-----------  	------------
Shaanxi Dukang Group
  Co., Ltd.                 	Affiliate     	$   749,474	$    471,244
Shaanxi Zhongke Spaceflight
  Agriculture Development
  Stock Co., Ltd.           	Affiliate            33,506           33,512
Shaanxi Baishui Dukang
  Marketing Management
  Co., Ltd.                 	Affiliate            12,853            1,179
Shaanxi Baishui Dukang
  Commerce and Trade
  Co., Ltd.      Affiliate                     	     72,126           72,853
Shaanxi Baishui Dukang
  Spirits Industry  Development
  Co., Ltd                  	Affiliate           865,305          876,721
Shaanxi Changjiang electric
  power and Energy
  sources Co., Ltd          	Affiliate             	  -          291,792
Mr. Hongjun Zhang           	Director          3,147,757        3,058,821
Mr. Guoqi Diao              	Director            392,645          392,107
Ms. Ping Li                 	Director            582,237          581,438
Mr. Pingjun Nie             	Director          4,386,284        4,380,268
Ms. Hong Ge                 	Director            264,354          263,991
Mr.Hailong Tian             	Director          2,764,471        2,760,680
Ms. Min Chen                	Director            356,249          355,761
Mr. Shengli Wang            	Director            779,097          778,029
Total                                     	$14,406,358      $14,318,396
                                          	===========      ===========

Note 13- SEGMENT REPORTING

The Company operates in two reportable business segments that are determined based upon differences in products and services. Summarized information by business segment for the six months ended June 30, 2009 and 2008 is as follows:

                                            For the Six Months Ended
                                                    June 30,
                                             2009               2008
                                          (unaudited)
                                         -------------       ------------
REVENUE
   Liquor production and distribution    $     499,742       $	  430,300
   Franchise Fees of Brand Names               195,510             55,083
COST OF SALES
   Liquor production and distribution    $     520,866       $    395,293
   Franchise Fees of Brand Names               	     -                  -
GROSS PROFITS
   Liquor production and distribution    $     (21,124)      $     35,007
   Franchise Fees of Brand Names               195,510             55,083


                                         December 31,        December 31,
                                             2008                2007
                                          (unaudited)
                                         -------------       ------------
TOTAL ASSETS OF LIQUOR
   PRODUCTION AND DISTRIBUTION           $   6,051,017       $  6,057,652

TOTAL ASSETS OF BRAND NAME
   FRANCHISE                             $     183,436       $    253,988


Page F-25

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14- STATEMENT OF CONSOLIDATED COMPRESENTATIVE INCOME


                        For the Three Months Ended    For the Six Months Ended
                                 June 30,                     June 30,
                            2009        2008            2009          2008
                         (unaudited)  (unaudited)     (unaudited)   (unaudited)
                         -----------  ------------    ------------  ------------

Net income               $  (181,849) $   (304,745)   $   (349,843) $ (1,087,599)
                         -----------  ------------    ------------  ------------

Other comprehensive income, net of tax:

Effects of foreign currency
  conversion                    (654)     (106,246)         (8,869)     (327,373)
                         -----------  ------------    ------------  ------------

Total other comprehensive,
  not of tax                    (654)     (106,246)         (8,869)     (327,373)
                         -----------  ------------    ------------  ------------

Comprehensive income        (182,503)     (410,991)        (358,712)  (1,414,972)

Comprehensive income
attributable to the
noncontrolling interest      (14,677)       (5,596)        (28,566)      (52,642)
                         -----------  ------------    ------------  ------------

Comprehensive income
attributable to China
Du Kang Co., Ltd.        $ (167,826)  $   (405,395)   $   (330,146) $ (1,362,330)
                         ==========   ============    ============  ============


Note 15- COMMITMENTS AND CONTINGENCIES

Contingent Liability from Prior Operation

Prior to the merger with Hong Kong Merit Enterprise Limited on February 11, 2008, the Company has not been active since discontinuing its financial service operations by December 31, 2007. Management believes that there are no valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest such claim to the fullest extent of the law. No amount has been accrued in the financial statements for this contingent liability.

The Company's assets are located in PRC and revenues are derived from operations in PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The Chinese government also exercises significant control over PRC's economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.


Page F-26


		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		  F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


			    FINANCIAL REPORT

		    At December 31, 2008 and 2007 and
	     For the Years Ended December 31, 2008 and 2007




		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		  F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

INDEX

							PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM						F-2

CONSOLIDATED BALANCE SHEETS				F-3

CONSOLIDATED STATEMENTS OF OPERATIONS			F-4

CONSOLIDATED STATEMENTS OF CHANGES IN
SHAREHOLDERS' EQUITY (DEFICIT)				F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS			F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS		F-7-F-29




KEITH K. ZHEN, CA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET
BROOKLYN, NY 11223
TEL (347) 408-0693
FAX (347) 602-4686
EMAIL KEITHZHEN@KEITHZHENCPA.COM


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
China Du Kang Co., Ltd.
(f/k/a Amstar Financial Holdings, Inc.


We have audited the accompanying consolidated balance sheets of China Du Kang Co., Ltd. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2008. China Du Kang Co., Ltd.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Amstar Financial Holdings, Inc., the parent company before reverse merger with Hong Kong Merit Enterprise Limited on February 11, 2008, which statements reflect total assets of $0 and $0 as of February 11, 2008 and December 31, 2007, respectively, and total revenues of $0 and $20,279,902 for the period January 1, 2008 through February 11, 2008 and the year ended December 31, 2007, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Amstar Financial Holdings, Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Du Kang Co., Ltd. and subsidiaries as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for each of the years in the two-year period ended December 31, 2008, and as of December 31, 2008, has a working capital deficiency and a shareholders' deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note
2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Keith K. Zhen, CPA
Keith K. Zhen, CPA
Brooklyn, New York
November 6, 2009


		 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

			CONSOLIDATED BALANCE SHEETS


								December 31,	December 31,
								   2008		   2007
								-----------	-----------
Current Assets:
     Cash and cash equivalents					$   698,050 	$   737,818
     Others receivable					 	      3,494 	      8,248
     Prepaid expenses (Note 5)					    511,243 	    986,285
     Inventory (Note 6)					 	  2,959,595 	  2,267,383
     Due from related parties (Note 9)				    228,513 	      7,214
								-----------	-----------
          Total current assets					  4,400,895 	  4,006,948

Property, Plant and Equipment, net (Note 7)			  3,065,757 	  3,033,966
Intangible assets, net (Note 8)					     76,083 	     80,473
Long-term investment					 	  1,750,751 	  1,640,667
								-----------	-----------
Total Assets							$ 9,293,486 	$ 8,762,054
								===========	===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable						$   844,240 	$ 1,001,622
     Accrued expenses (Note 10)					     96,627 	     78,887
     Others payable					 	     28,200 	     25,243
     Taxes payable					 	     49,243 	     42,203
     Deferred revenue					 	    395,426 		  -
     Due to related parties (Note 11)				 14,318,396 	 12,206,510
     Employee security deposit					     78,786 		  -
								-----------	-----------
          Total Current Liabilities				 15,810,918 	 13,354,465

Minority Interest					 	     51,332 	    133,512

Commitments and Contingencies (Note 15)					  -   		  -

Stockholders' Equity:
     Common stock, par value $0.001, 250,000,000
	shares authorized; 100,113,791 shares issued
	and outstanding as of December 31, 2008
        88,000,000 shares issued and outstanding as
	of December 31, 2007					    100,114 	     88,000
     Registered capital					 	 19,178,986 	 19,191,100
     Registered capital to-be-received				 (8,507,724)	 (8,507,724)
     Accumulated deficiency					(16,904,363)	(15,402,296)
     Accumulated other comprehensive income			   (435,777)	    (95,003)
								-----------	-----------
        Stockholders' Equity (Deficit)				 (6,568,764)	 (4,725,923)
								-----------	-----------
Total Liabilities and Stockholders' Equity			$ 9,293,486 	$ 8,762,054
								===========	===========

			See Notes to Consolidated Financial Statements

					     F-3




			CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		  	  F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


		   	  CONSOLIDATED STATEMENTS OF OPERATIONS




							       	  For the Year Ended
								      December 31,
							     2008		       2007
							---------------		-----------------
Revenues
	Sales of Liquor					$	953,751 	$	  745,115
	Franchise Fees			 			189,444 		 	-
							---------------		-----------------
		Gross Profit		 		      1,143,195 		  745,115
							---------------		-----------------
Costs of Revenues
	Costs of Liquor Sold			 		818,554 		  708,247
	Costs of Franchise Fees			 		      -   		 	-
		Total Costs of Sales		 		818,554 		  708,247
							---------------		-----------------
Gross Profit				 			324,641 		   36,868
							---------------		-----------------
Operating Expenses

Selling Expenses
	Adverting expenses			 		136,006 		  184,908
	Package Design			 			 73,252 		 	-
	Promotion expenses			 		120,592 		   22,333
	Travel and entertainment			 	 41,547 		   17,675
							---------------		-----------------
		 Total Selling Expenses		 		371,397 		  224,916
							---------------		-----------------
General and administrative expenses
	Payroll			 				248,828 		  175,228
	Employee benefit and pension			 	 15,510 		   41,341
	Depreciation and amortization expenses			152,953 		  123,617
	Professional fees			 		319,887 		   19,430
	Consultancy fees			 		 68,758 		   42,415
	Office expenses						126,881 		   76,064
	Vehicle expenses			 		 42,034 		   40,729
	Utilities			 			 23,135 		   15,981
	Rental			 				161,841 		  124,924
	Repair and maintenance			 		 72,758 		  113,310
	Travel and entertainment			 	215,369 		  240,888
	Other general and administrative expenses		 15,828 		  165,204
							---------------		-----------------
		Total Operating Expenses		      1,463,782 		1,179,131
							---------------		-----------------
Total Operating Expenses				      1,835,179 		1,404,047

Income (Loss) from Operation				     (1,510,538)	       (1,367,179)

Other Income (Expenses)
	Interest income			 			  3,000 		   11,947
	Charity donation			 		(15,296)		 	-
	Other income (expense)			 		(68,957)		 (169,105)
							---------------		-----------------
		Total other income (expenses)		 	(81,253)		 (157,158)

Income before income tax and minority interest		     (1,591,791)	       (1,524,337)

Provision for Income Tax				 	      -   		 	-
							---------------		-----------------
Income before Minority Interest				     (1,591,791)	       (1,524,337)

Minority Interest				 		 89,724 		   42,157
							---------------		-----------------
Net Income (Loss)					$    (1,502,067)	$      (1,482,180)
							===============		=================
Basic and Fully Diluted Earnings per Share		$	  (0.02)	$	    (0.02)
							===============		=================
Weighted average shares outstanding			     98,730,800 	       88,000,000
							===============		=================


			See Notes to Consolidated Financial Statements

					    F-4







			     			 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		  				  F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


				CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

			    			FOR THE YEAR ENDED DECEMBER 31 2008 AND 2007



													Accumulated
			Common Stock		Additional			Registered		Retained	Other
		      $0.001 Par Value		Paid-in		Registered	Capital			Earnings	Comprehensive
		    Shares	Amount		Capital		Capital		to-be-received		(Deficit)	Income		Totals
		    ----------	---------	----------	-----------	--------------		------------	-------------	-----------




Balances at
December 31,
2006	     		     1  $       1 	$	 -   	$19,142,377 	$   (8,507,724)		$(13,920,116)	$     173,301 	$(3,112,161)
		    ==========	=========	==========	===========	==============		============	=============	===========

Proceeds from
registered
capital
contribution-
Huitong	     		     -          -   		 -   	    136,722 		     -   		   -   		    -       136,722

Common stocks
issued for
acquisition of
Merit (Reverse
merger)    	    88,000,000 	   88,000 		 -   	    (88,000)		     -   		   -   		    -   	  -

Success Mater
share exchange		    (1)	       (1)		 -   		  1 		     -   		   -   		    -   	  -

Net income		     -          -   		 -   		  -   		     -   	  (1,482,180)		    -    (1,482,180)

Other
comprehensive
income			     -          -   		 -   		  -   		     -   		   -   	     (268,304)	   (268,304)
		    ----------	---------	----------	-----------	--------------		------------	-------------	-----------
Balances at
December 31,
2007   		    88,000,000 	$  88,000 	$	 -   	$19,191,100 	$   (8,507,724)		$(15,402,296)	$     (95,003)  $(4,725,923)
		    ==========	=========	==========	===========	==============		============	=============	===========
Reverse merger
adjustment*	    12,113,791 	   12,114 		 -   	    (12,114)		     -   		   -   		    -   	  -

Proceeds from
additional
paid-in
capital
contribution-
Merit	 		     -          -   	   136,722 		  -   		     -   		   -   		    -       136,722

Cash used for
Merit to
acquire
Huitong	     		     -          -   	  (136,722)		  -   		     -   		   -   		    -      (136,722)

Net income		     -          -   		 -   		  -   		     -   	  (1,502,067)		    -    (1,502,067)

Other
comprehensive
income			     -          -   		 -   		  -   		     -   		   -   	     (340,774)     (340,774)
		   -----------	---------	----------	-----------	--------------		------------	-------------	-----------
Balances at
December 31,
2008  		   100,113,791 	$ 100,114 	$	 -   	$19,178,986 	$   (8,507,724)		$(16,904,363)	$    (435,777)  $(6,568,764)
		   ===========	=========	==========	===========	==============		============	=============	===========




			See Notes to Consolidated Financial Statements

					      F-5




			      CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		  		F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


		   		CONSOLIDATED STATEMENTS OF CASH FLOWS


									    For the Year Ended
										December 31,
								      2008		       2007
								----------------	------------------
Operating Activities

Net income (loss)						$     (1,502,067)	$	(1,482,180)
Adjustments to reconcile net income (loss) to
   net cash provided (used) by operating activities:
        Minority interest			 			 (89,724)		   (42,157)
        Depreciation			 				 143,314 		   114,806
        Amortization			 				   9,639 		     8,811
Changes in operating assets and liabilities:
   (Increase)/Decrease in accounts payable			 	       -   		 	 -
   (Increase)/Decrease in others payable			 	   5,225 		     5,542
   (Increase)/Decrease in prepaid expenses			 	 532,820 		   663,371
   (Increase)/Decrease in supplies			 		(531,695)		  (728,423)
    Increase/(Decrease) in accounts payable			 	(221,103)		   (39,339)
    Increase/(Decrease) in accrued expenses			 	  12,254 		  (149,894)
    Increase/(Decrease) in other payable			 	   1,244 		   (23,230)
    Increase/(Decrease) in taxes payable			 	   4,143 		   (54,314)
    Increase/(Decrease) in deferred revenue			 	 389,289 		 	 -
    Increase/(Decrease) in employee security deposit			  77,563 		 	 -
								----------------	------------------
Net cash provided (used) by operating activities		      (1,169,098)		(1,727,006)

Investing Activities

Cash used for long-term investment			 		       -   		(1,575,382)
Cash used to acquire Huitong			 			(136,722)		 	 -
Purchase of fixed assets			 			(200,194)		  (383,070)
Loans to related parties			 			(217,388)		 	 -
Payback of loans to related parties			 		       -   		 1,664,029
								----------------	------------------
Net cash (used) by investing activities			 		(554,304)		  (294,424)

Financing Activities

Proceeds from capital contribution			 		 136,722 		   136,722
Loans from related parties			 		       1,272,795 		 1,042,941
Payback of loans from related parties			 		       -   		 	 -
								----------------	------------------
Net cash provided (used) by financing activities		       1,409,517 		 1,179,663

Increase (decrease) in cash			 			(313,885)		  (841,767)
Effects of exchange rates on cash			 		 274,117 		  (240,623)
Cash at beginning of period			 			 737,818 		 1,820,208
								----------------	------------------
Cash at end of period						$	 698,050 	$	   737,818
								================	==================
Supplemental Disclosures of Cash Flow Information:
   Cash paid (received) during year for:
       Interest							$	       -   	$	 	 -
								================	==================
       Income taxes						$	       -   	$	 	 -
								================	==================



			See Notes to Consolidated Financial Statements

					      F-6








                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1- ORGANIZATION AND BUSINESS BACKGROUND

China  Du  Kang Co., Ltd ("China Du Kang" or the "Company") was incorporated as
U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987. On or about June 8, 2006 the Company's name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. ("AFLH"). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada. The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The  Company  had been engaged in the business  to  provide  various  financial
services  since   it's  incorporated.   The  Company  was  not  successful  and
discontinued the majority of its operation by December 31, 2007.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the "Exchange Agreement") with Hong Kong Merit Enterprise Limited ("Merit"), a holding company incorporated in Hong Kong. Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company. The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This  transaction is being  accounted  for  as  a  reverse  merger,  since  the shareholders of Merit owns a majority of the outstanding shares of the Company's common stock immediately following the share exchange. Merit is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company`s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company. Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.


Page F-7

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1- ORGANIZATION AND BUSINESS BACKGROUND (continued)

On January 22, 2008, Merit entered into a Share Purchase Agreement (the "Purchase Agreement") with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Purchase Agreement, Merit agreed to purchase 100% of the equity ownership in Huitong for a cash consideration of $128,200 (RMB 1,000,000). The local government approved the transaction on February 1, 2008. Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On December 26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Merithui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to acquire 98.24% of the equity ownership of Xidenghui from the shareholders. Subsequent to completion of the acquisition agreement, Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated in Weinan City, Shannxi Province, PRC on March 29, 2001 under the Company Law of PRC. Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of "Xidenghui". Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang") and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC. Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of "Baishui Du Kang". On May 15, 2002, Xidenghui invested inventory and fixed assets, totally valued at $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang's equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management"). Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein. Brand Management was subsequently incorporated on November 12, 2007. Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui. Brand Management is principally engaged in the business of distribution of Baishui Dukang's liquor and manage the franchise of the "Baishui Du Kang" brand name.


Page F-8

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1- ORGANIZATION AND OPERATIONS (continued)

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations. Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management. All these affiliated companies are hereafter referred to as the "Company". Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of "Baishui Dukang". The Company also franchises the brand name to other liquor predictors. The Company's structure is summarized in the following chart.


	   --------------------------------------------------------
                    "China Du Kang Co., Ltd. (""Du Kang"")
               F/K/A Amstar Financial Holdings, Inc. (""AFLH"")
           Incorporated in the State of Nevada on January 16, 1987"
	   --------------------------------------------------------
                  \	Acquiring 100% equity interest on 2/11/2008
		   \	-------------------------------------------
		    \
                     \
		      \
	   --------------------------------------------------------
                  "Hong Kong Merit Enterprise Limited "Merit"
                Incorporated in Hong Kong on September 8, 2006"
	   --------------------------------------------------------
                   \	Acquiring 100% equity interest on 1/22/2008
		    \	-------------------------------------------
		     \
		      \
		       \
	   --------------------------------------------------------
             "Shaanxi Huitong Food Development Co., Inc. "Huitong"
           Incorporated in Shaanxi Province, PRC on August 9, 2007"
	   --------------------------------------------------------
                   \ Acquiring 98.24% equity interest on 12/26/2007
		    \----------------------------------------------
		     \
		      \
		       \
 	   --------------------------------------------------------
           "Shaanxi Merithui Technology Stock Co., Ltd. "Xidenghui"
           Incorporated in Shaanxi Province, PRC on March 29, 2001"
	   --------------------------------------------------------
					   	\   \
  	--------------------------------	 \   \		   -----------------------------
  	Acquiring 90.51% equity interest	  \   \		   Acquiring 70% equity interest
        on 5/15/2002                               \   \		   	   on 11/12/2007
  	--------------------------------------------	----------------------------------------
      			"Shaanxi Baishui Dukang"          "Shaanxi Baishui Dukang Liquor Brand
      			Liquor Co., Ltd. "Dukang         Management Co., Ltd. "Brand Management"
  		   Incorporated in Shaanxi Province,       Incorporated in Shaanxi Province,
        		  PRC on March 1, 2002"                  PRC on November 12, 2007"
	--------------------------------------------	----------------------------------------

Page F-9

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2- CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

Note 3- GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $16,904,363 at December 31, 2008 that includes losses of $1,502,067 and $1,482,180 for the year ended December 31, 2008 and 2007, respectively. In addition, The Company had a working capital deficiency of $11,410,023 and a shareholders' deficiency of $6,568,764 at December 31, 2008. These factors raise substantial doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements. The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment. However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The    Company   relied   heavily   for   its   financing    needs    on    its
shareholders/directors as more fully disclosed in Note 11.


Page F-10

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Foreign Currencies Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders' equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $(435,778) and $(95,004) as of December 31, 2008 and 2007, respectively. The balance sheet amounts with the exception of equity at December 31, 2008 were translated at 6.85 RMB to $1.00 USD as compared to 7.31 RMB at December 31, 2007. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2008 and 2007 were 6.96 RMB and 7.61 RMB, respectively.


Page F-11

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable.

The Company does not provide an unconditional right of return, price protection or any other concessions to our customers. Sales returns and other allowances have been immaterial in our operation.

Deferred Revenue

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers. Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.


Page F-12

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Others Receivable

Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Inventory

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

Property, Plant and Equipment

Property, plant and equipment are carried at cost.   The  cost  of  repairs and
maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:
           Building and warehouses           20 years
           Machinery and equipment           7-10 years
           Office equipment and furniture    5 years
           Motor vehicles                    5 years


Page F-13

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets

Intangible assets are carried at cost. Amortization is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or amortizable life applied are:
           Land use right                    50 years
           Trade Mark                        10 years

Land Use Right

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 657 acre, located in Weinan City, Shaanxi Province for a fifty-year period ended February 9, 2051. The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


Page F-14

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-term Investment

On March 1, 2006, Xidenghui executed an investment agreement with Shaanxi Yichuan Nature Park Co., Inc., pursuant to which, Xidenghui agreed to invest cash of $1,596,254 (RMB 12,000,000) to establish a join-venture named Huanghe Shidi Park Co., Inc., and owns 7.9% equity ownership interest therein. Huanghe Shidi Park Co., Inc. is engaged in the business of recreation and entertainment.

Xidenghui  finished the investment contribution  in  September  2007.   As  the
project is currently ongoing, the Management believes the amount invested approximates the fair value and uses the cost method to record the investment

Related Parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Due from/to Affiliates

Due   from/to   affiliates   represent   temporally  short-term  loans  to/from
affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from related parties are classified as cash flows from investing activities. Cash flows from due to related parties are classified as cash flows from financing activities.

Loans from Directors and Officers

Loans from directors and officers are temporally short-term loans from our directors and officers to finance the Company's operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.


Page F-15

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising costs are expensed as incurred in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs". The advertising costs were $136,006, and $184,908 for the years ended December 31, 2008 and 2007, respectively.

Lease

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease all fixed assets of Sanjiu for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd. On April 30, 2005, Baishui Dukang signed a supplemental lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease all fix assets of Sanjiu for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. Baishui Dukang amortized the 362,450 (RMB 3,000,000) over a 27-year beneficial period. Baishui Dukang paid $161,841 and 124,924 for Sanjiu's original employees' pension and unemployment insurance expenses in the year ended December 31, 2008 and 2007, respectively.

Value-added Tax ("VAT")

Sales revenue represents  the invoiced value of goods, net of a value-added tax
(VAT). All of the Company's products that are sold in PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid on purchase of raw materials included in the cost of producing the finished goods.

Sales Tax

Baishui Dukang produces and distributes distilled liquor, which is subject to sales tax in PRC. Sales tax rate is $0.14 (RMB1.00) per kilogram and 10%-20% of gross sales revenue.


Page F-16

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for such employee benefits was $15,510 and $41,341 for the year ended December 31, 2008 and 2007, respectively.

Income Taxes

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In accordance with FIN 48, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its financial statements.

The Company has accumulated deficit in its operation. Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.


Page F-17

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years' losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund. The Company does not make appropriations to the discretionary surplus reserve fund.

Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Segment Reporting

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments.


Page F-18

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the years ended December 31, 2008 and 2007, respectively.

Fair Value of Measurements

The Company adopted Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"), effective January 1, 2008. The provisions of SFAS 157 are to be applied prospectively.

SFAS 157 clarifies that fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Under SFAS 157, fair value measurements are not adjusted for transaction cost. SFAS 157 provides for use of a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three levels:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities

Level 2: Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3: Unobservable inputs. Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.


Page F-19

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Adoption of SFAS No. 157

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-1, "Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13" ("FSP 157-1") and FASB Staff Position 157-2, "Effective Date of FASB Statement No. 157" ("FSP 157-2"). FSP 157-1 amends SFAS No. 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS No. 157 effective January 1, 2008 for all financial assets and liabilities as required. The partial adoption of FAS No. 157, as allowed by FSP FAS 157-2, did not have a material impact on the Company's financial position and results of operations.

On October 10, 2008, the FASB issued FSP FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active." The FSP clarifies the application of FASB Statement No. 157, "Fair Value Measurements," in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. The FSP is effective immediately, and includes prior period financial statements that have not yet been issued.

Adoption of SFAS No. 159

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115", which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 is an elective standard which permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The Company did not elect the fair value option for any assets or liabilities that were not previously carried at fair value. Accordingly, the adoption of SFAS 159 did not have a material impact on the Company's financial position and results of operations.


Page F-20

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In June 2008, the Financial Accounting Standards Board ("FASB") issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP EITF 03-6-1"). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share ("EPS"). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. The Management does not expect that the adoption of FSP EITF 03-6-1 would have a material effect on the Company's financial position and results of operations.

In May 2008, the FASB issued SFAS No. 162 "The Hierarchy of Generally Accepted Accounting Principles". SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The guidance will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles". The Company is currently evaluating the impact of adopting SFAS 162 on its financial statements.

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP FAS 142-3") which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets ("FAS No. 142"). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited. The Management does not expect that the adoption of FSP FAS 142-3 would have a material effect on the Company's financial position and results of operations.


Page F-21

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Hedging Instruments and Hedging Activities - an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161, which is effective January 1, 2009, requires enhanced qualitative and quantitative disclosures with respect to derivatives and hedging activities. The Management does not expect that the adoption of SFAS No. 161 would have a material effect on the Company's financial position and results of operations.

In December 2007, the FASB issued Statements of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("SFAS 141R") and No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment to ARB No. 51" ("SFAS 160"). Both SFAS 141R and SFAS 160 are to be adopted effective January 1, 2009. SFAS 141R requires the application of several new or modified accounting concepts that, due to their complexity, could introduce a degree of volatility in periods subsequent to a material business combination. SFAS 141R requires that all business combinations result in assets and liabilities acquired being recorded at their fair value, with limited exceptions. Other areas related to business combinations that will require changes from current GAAP include: contingent consideration, acquisition costs, contingencies, restructuring costs, in process research and development and income taxes, among others. SFAS 160 will primarily impact the presentation of minority or noncontrolling interests within the Balance Sheet and Statement of Operations as well as the accounting for transactions with noncontrolling interest holders. The Management does not expect that the adoption of SFAS 141R and SFAS 160 would have a material effect on the Company's financial position and results of operations.


Page F-22

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5- PREPAID EXPENSES

Prepaid expenses consist of the following:
                                        December 31,           December 31,
                                            2008                   2007
                                       -------------- 	      --------------
Machinery and parts                    $       10,664         $        2,846
Raw materials and supplies                     16,129                    438
Packing and supply materials                  103,727                493,141
Repair & maintenance                          	    -                101,668
Adverting advance                             	    -                  6,836
Project advance                                 7,878                      -
Advance to consultants                       	    -                  3,814
Prepaid rental expenses                       372,845                364,592
Prepaid office expenses                             -                 12,950
                                       -------------- 	      --------------
Total                                  $      511,243         $      986,285
                                       ==============         ==============

Note 6- INVENTORIES
Inventories consist of following:
                                         December 31,           December 31,
                                            2008                   2007
                                        ------------- 	      --------------
Finished goods                          $   1,131,381         $      837,493
Work-in-progress                            1,564,281                890,085
Raw materials                                  95,218                296,984
Supplies and packing materials                168,715                242,821
                                       -------------- 	      --------------
                                       $    2,959,595         $    2,267,383
                                       ==============         ==============

Note 7- PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

                                        December 31,           December 31,
                                            2008                   2007
                                       -------------- 	      --------------
Building and warehouses                $    2,913,855         $    2,607,737
Machinery and equipment                     1,820,095              1,615,659
Office equipment and furniture                191,029                151,780
Motor vehicles                                491,005                473,304
                                       -------------- 	      --------------
                                            5,415,984              4,848,480

Less: Accumulated depreciation             (2,362,458)            (1,862,367)
                                            3,053,526              2,986,113

Add: Construction in progress                  12,231                 47,853
                                       -------------- 	      --------------
Total                                  $    3,065,757         $    3,033,966
                                       ==============         ==============

Depreciation expense charged to operations was $143,314 and $114,806 for the years ended December 31, 2008 and 2007, respectively.


Page F-23

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8- INTANGIBLE ASSETS

The following is a summary of intangible assets, less amortization:
                                        December 31,           December 31,
                                            2008                   2007
                                       -------------- 	      --------------
Land use right                         $       58,471         $       54,794
Trade Mark of "Xidenghui"                      65,653                 61,525
Trade Mark of "Baishui Du Kang"                24,073                 22,559
Total intangible assets                       148,197                138,878

Less: Accumulated amortization                (72,114)               (58,405)
                                       -------------- 	      --------------

Total intangible assets, net           $       76,083         $       80,473
                                       ==============         ==============

Amortization expense charged to operations was $9,639 and $8,811 for the years ended December 31, 2008 and 2007, respectively.

Note 9- DUE FROM RELATED PARTIES

Due from related parties consists of the following:

                                       December 31,           December 31,
                                           2008                   2007
                                       -------------- 	      --------------
Name of Related Party    Description
Shaanxi yellow-river
  Wetlands Park Co.ltd   Affiliate     $      116,717         $            -
Shaanxi Baishui Dukang
  Trade Co.ltd           Affiliate             48,332                  7,214
Ms.Fenying Zhang         Director              41,580                      -
Mr.Yongsheng Wang        Director              21,884                      -
                                       -------------- 	      --------------
Total                                  $      228,513         $        7,214
                                       ==============         ==============

Note 10- ACCRUED EXPENSES

Accrued expenses consist of the following:

                                        December 31,           December 31,
                                            2008                   2007
                                       -------------- 	      --------------
Accrued Payroll                        $       29,374         $       12,655
Accrued employee benefits                      63,331                 62,324
Accrued office expenses                         3,922                  3,908
                                       -------------- 	      --------------
Total                                  $       96,627         $       78,887
                                       ==============         ==============


Page F-24

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11- DUE TO RELATED PARTIES

Due to related parties consists of the following:

                                           December 31,       December 31,
Name of Related Party       Description        2008               2007
----------------------     ------------- --------------        -----------
Shaanxi Dukang Group
  Co., Ltd.                 Affiliate       $   471,244        $         -
Shaanxi Zhongke Spaceflight
  Agriculture Development
  Stock Co., Ltd.           Affiliate            33,512             31,405
Shaanxi Baishui Dukang
  Marketing Management
  Co., Ltd.                 Affiliate             1,179             13,286
Shaanxi Baishui Dukang
  Commerce and Trade
  Co., Ltd.                 Affiliate            72,853             68,975
Shaanxi Baishui Dukang
  Spirits Industry
  Development Co. Ltd.      Affiliate           876,721            444,148
Shaanxi Changjiang
  electric power and
  Energy sources Co. Ltd.   Affiliate           291,792               -
Mr. Hongjun Zhang           Director          3,058,821          2,742,484
Mr. Guoqi Diao              Director            392,107            367,452
Ms. Ping Li                 Director            581,438            544,878
Mr. Pingjun Nie             Director          4,380,268          4,104,843
Ms. Hong Ge                 Director            263,991            247,392
Mr.Hailong Tian             Director          2,760,680          2,587,092
Ms. Ming Chen               Director            355,761            333,391
Mr. Shengli Wang            Director            778,029            721,164
					  -------------        -----------
Total                                      $ 14,318,396        $12,206,510
                                          =============        ===========

Note 12- SEGMENT REPORTING

The Company operates in two reportable business segments that are determined based upon differences in products nd services. Summarized information by business segment for the year ended December 31, 2008 and 2007 is as follows:

                                               For the Year Ended
                                                  December 31,
                                            2008                  2007
                                        -----------           -----------
REVENUE
Liquor production and distribution        $ 953,751           $   745,115
Franchise Fees of Brand Names               189,444                     -
COST OF SALES
Liquor production and distribution        $ 818,554           $   708,247
Franchise Fees of Brand Names                  -                        -
GROSS PROFITS
Liquor production and distribution        $ 135,197           $    36,868
Franchise Fees of Brand Names               189,444                     -

                                       December 31,           December 31,
                                            2008                  2007
                                        -----------           -----------
TOTAL ASSETS OF LIQUOR
  PRODUCTION AND DISTRIBUTION           $ 6,057,652           $ 5,416,665

TOTAL ASSETS OF BRAND
  NAME FRANCHISE                        $   253,988           $   133,523


Page F-25

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13- INCOME TAX

The Company's PRC subsidiaries, Huitong, Xidenghui, Dukang, and Brand Management, are governed by the Enterprise Income Tax Law of PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws ("the Income Tax Laws

Beginning January 1, 2008, the new Enterprise Income Tax ("EIT") law has replaced the old laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs").

The key changes are:
a. The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High Tech companies that pay a reduced rate of 15%;

b. Companies established before March 16, 2007 continue to enjoy tax holiday treatment approved by local government for a grace period of either for the next 5 years or until the tax holiday term is completed, whichever is sooner.

In addition, the new EIT also grants tax holidays to entities operating in certain beneficial industries, such as the agriculture, fishing, and environmental protection. Entities in beneficial industries enjoy a three-year period tax exempt and a three-year period with 50% reduction in the income tax rates

The Company's PRC subsidiaries, Huitong Xidenghui, Dukang, and Brand Management are subject to effective income tax rate of 25% beginning from January 1, 2008

The provision for income taxes consisted of the following:

                                               For the Year Ended
                                                  December 31,
                                             2008               2007
                                         ------------       ------------
Provision for US Income Tax              $          -       $          -
Provision for PRC national income tax               -                  -
Provision for PRC local income tax             	    -                  -
                                         ------------       ------------
Total provision for income taxes         $    	    -       $          -
                                         ============       ============

The following table reconciles the PRC statutory rates to the Company's effective tax rate:

                                               For the Year Ended
                                                  December 31,
                                             2008               2007
                                         ------------       ------------
U.S. Statutory rate                         34.00%              34.00%
Foreign income not recognized in USA       -34.00%             -34.00%
PRC income tax rate                         25.00%              30.00%
Effect of tax holiday                      -25.00%             -30.00%
                                         ------------       ------------
Effective income tax rate                    0.00%               0.00%
                                        =============       ============


Page F-26

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14- OWNERS' EQUITY

Amstar Financial Holdings, Inc. ("AFLH")

In February 2008, the Company effected a reverse stock split of its common stock in the ratio of 1:10. The number of common stocks issued and outstanding immediately after the reverse stock split was 1,951,574. All share and per share information included in these consolidated financial statements have been adjusted to reflect this reverse stock split.

In February 2008, the Company issue post split 8,800,000 shares of common stock to a shareholder for $260,000. Since this issuance happened before the reverse merge, the transactions have no affect on the consolidated financial statements presented.

In February 2008, the Company issue post split 362,214 shares of common stock to a shareholder for it consultant services. Since this issuance happened before the reverse merge, the transactions have no affect on the financial statements presented.

In February 2008, the Company issue post split 1,000,000 shares of common stock to an consultant and the Company security legal counsel for their consultant services. Since this issuance happened before the reverse merge, the transactions have no affect on the financial statements presented.

In February 2008, the Company issued post split 88,000,000 shares of its common stock to acquire 100% of Merit's equity ownership interest, thereby causing Merit to become a wholly-owned subsidiary of the Company

Hong Kong Merit Enterprise Limited ("Merit")

The Articles of Incorporation authorized Merit to issue 10,000 shares of common stock with a par value of $0.128 (HK$ 1.00). Upon formation of the Company, one share of common stock was issued for $0.128 (HK$ 1.00) on September 8, 2006.

In January 2008, the shareholders contributed $136,722 (RMB 1,000,000) as additional paid-in capital for the acquisition of Huitong. The proceed was subsequently paid to the prior owners of Huitong.


Page F-27

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14- OWNERS' EQUITY (continued)

Shaanxi Huitong Food Development Co., Ltd. ("Huitong")

In accordance with the Articles of Incorporation  of  Huitong,  the  registered
capital   at  the  date  of  incorporation  on  August  9,  2007  was  $136,722
(RMB1,000,000), which was fully paid in cash by two individual owners.

Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui")

In accordance with the Articles of Incorporation of Xidenghui, the registered capital at the date of incorporation on March 29, 2001 was $5,557,569 (RMB46,000,000). Upon formation of Xidenghui, owners contributed cash of $1,915,549 (RMB 15,855,000) and properties of $3,642,020 (RMB 30,145,000) into
Xidenghui toward registered capital.

On December 15, 2001, Xidenghui amended its Bylaws to increase its registered capital to $10,825,176 (RMB 89,600,000). New owners contributed cash of $ 5,076,717(RMB 42,020,000) and property of $190,890 (RMB 1,580,000) into
Xidenghui toward registered capital.

On March 1, 2005, Xidenghui amended its Bylaws to increase its registered capital to $19,485,320 (RMB 16,280,000).

Shaanxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang")

In accordance with the  Articles  of  Incorporation  of Zhongke, the registered
capital  at  the  date  of  incorporation  on  March  1,  2002   was   $362,450
(RMB3,000,000), , which was fully paid in cash by two individual owners.

On May 15, 2002, Baishui Dukang amended its Bylaws to increase its registered capital to $4,832,669 (RMB 40,000,000). A new owner, Xidenghui, contributed properties of $4,470,219 (RMB 37,000,000) to Baishui Dukang toward registered capital, and owns 90.51% equity ownership interest in Baishui Dukang.

Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management")

In accordance with the Articles of Incorporation of Brand Management, the registered capital at the date of incorporation on November 12, 2007 was $136,722 (RMB1,000,000), which was fully paid in cash by two individual owners


Page F-28

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15- COMMITMENTS AND CONTINGENCIES

Contingent Liability from Prior Operation

Prior to the merger with Hong Kong Merit Enterprise Limited on February 11, 2008, the Company has not been active since discontinuing its financial service operations by December 31,2007. Management believes that there are no valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest such claim to the fullest extent of the law. No amount has been accrued in the financial statements for this contingent liability.

The Company's assets are located in PRC and revenues are derived from operations in PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The Chinese government also exercises significant control over PRC's economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.


Page F-29

ITEM 14.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Principal Independent Accountants

 Amstar Financial Holding, Inc. has engaged Greg Lamb & Associates as their independent auditors located at 6409 Viking Trail, Arlington, TX 76001. Subsequent, to the reverse merger that occurred on or about January 31, 2008, Amstar Financial Holdings, Inc. was acquired by China Du Kang Company which was and continues to be audited by Keith Zhen, CPA, 2070 West 6th Street, Brooklyn, NY 1122.

Greg  Lamb  & Associates Co's reports on the financial   statements   did   not
contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles, except that the reports contained an explanatory paragraph indicating that substantial doubt exists about our ability to continue as a going concern.

We have had no disagreements with Greg Lamb & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Greg Lamb & Associates would have caused it to make reference to the subject matter of any such disagreements in their reports on  the financial statement for the periods ended December 31,
2007. We requested that   Greg Lamb & Associates furnish a letter addressed to
the Securities and Exchange Commission stating that it is not in a position to agree or disagree with the above statements.

New Principal Independent Accountants

Effective as of  the  closing    date    of  January  31,  2008,  our  Board of
Directors
engaged  Keith Zhen, CPA  as  our  new   independent  registered
public accounting firm.



ITEM 15.FINANCIAL STATEMENTS AND EXHIBITS

(a)   List of Financial Statements

      The following historical and pro forma consolidated financial statements of the Company are included in the information statement and filed as part of this registration statement on Form 10:


(1) China Du Kang Co., LTD. And Subsidiaries F/K/A Amstar Financial Holdings, Inc., Financial Report at December 31, 2008 and 2007 and for the Years Ended December 31, 2008 and 2007;

(2) China Du Kang Co., LTD. And Subsidiaries F/K/A Amstar Financial Holdings, Inc., Financial Report at June 30, 2009 and December 31, 2008 and for the Three and Six Months Ended June 30, 2009 and 2008

(3) Amstar Financial Holdings, Inc. Financial Report at December 31, 2007 and February 11, 2008 and the period January 1, 2008 through February 11, 2008 and the year ended December 31, 2007.



(b)   Exhibits


       The following exhibits are filed herewith unless otherwise indicated:

Exhibit
Number	 Exhibit Description

3.1	 Amended & Restated Articles

3.2	 By-Laws of China Du Kang Co. LTD

4.1	 Specimen common stock certificate of China Du Kang Co. LTD

10.1	 PLAN OF EXCHANGE AGREEMENT dated 9th day of January, 2008, by and
	 among AMSTAR FINANCIAL HOLDINGS, INC., ("AFLH"), and HONGKONG MERIT ENTERPRISE LIMITED,("MERIT") and its subsidiaries, SHAANXI Xidenghui TECHNOLOGY STOCK CO., LTD ("XIDENHUI"), including SHAANXI BAI SHUI DU KANG LIQUOR CO., LTD. ("Du Kang"), (all of which shall be collectively referred to as "Du Kang").

10.2	 Land Use Rights

10.3	 Lease Agreements

21.1	 List of Subsidiaries of China Du Kang Co. LTD

23.1	 Consent of Keith Zhen, CPA

3.1	 Amended & Restated Articles filed

SIGNATURES

In accordance with the requirements of the Section 12 of the Securities Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form 10 in the city of Xi'An, Shaanxi Province, Peoples Republic of China November 6, 2009.

China Du Kang Co. LTD.

/s/ Wang Yong Sheng
-------------------
By:Wang Yong Sheng
Title: President & CEO, Director


China Du Kang Co. LTD.

/s/ Liu Su Ying
---------------
By: Liu Su Ying
Title: Chief Financial Officer,



 In accordance with the requirements of the Securities Exchange Act of 1934, this Form 10 was signed by the following persons in the capacities and on the date stated.


                    /s/ Wang Yong Sheng
                    -------------------
                    By: Wang Yong Sheng
                    Title: President,CEO, and Director

                    /s/ Liu Su Ying
                    -------------------
                    By: Liu Su Ying



Date: November 6, 2009


A Majority of the Board of Directors

                    /s/ Wang Yong Sheng
                    -------------------
                    By: Wang Yong Sheng
                    Title: President,CEO, and Director

                    /s/ Liu Su Ying
                    ---------------
                    By: Liu Su Ying
                    Title: CFO,

      		    /s/ Nie Fen Ying
                    ----------------
                    By: Nie Fen Ying
                    Title: Director

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


CHINA DU KANG CO.LTD.


Dated: November 6,, 2009

By:/s/ Wang Youngsheng

Name: Wang Youngsheng

Title: Chief Executive Officer